                                                          EXHIBIT 10.17







--------------------------------------------------------------------------------




                              AMENDED AND RESTATED

                          SECURITIES PURCHASE AGREEMENT


                                  BY AND AMONG


                                RUSH CREEK, LLC,

                                AQUA-CHEM, INC.,

                       CB-KRAMER SALES AND SERVICE, INC.,

                      WHITNEY SUBORDINATED DEBT FUND, L.P.


                                       AND


                          WHITNEY EQUITY PARTNERS, L.P.

                          -----------------------------

                          DATED AS OF DECEMBER 5, 1997

                          ----------------------------


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
ARTICLE 1     DEFINITIONS.................................................3

     1.1      Definitions.................................................3
     1.2      Accounting Terms: Financial Statements.....................14
     1.3      Knowledge of the Company...................................15

ARTICLE 2     PURCHASE AND SALE OF THE SECURITIES........................15

     2.1      Purchase and Sale of the WSDF Note.........................15
     2.2      Purchase and Sale of WSDF Warrant..........................15
     2.3      Purchase and Sale of the WEP Preferred Shares and the WEP
              Shares.....................................................15

     2.4      Fees at Closing; Annual Fees...............................15
     2.5      Closing....................................................16
     2.6      Financial Accounting Positions; Tax Reporting..............16

ARTICLE 3     CONDITIONS TO THE RESPECTIVE OBLIGATIONS
              OF THE PURCHASERS TO PURCHASE THE SECURITIES...............17

     3.1      Representations and Warranties.............................17
     3.2      Compliance with this Agreement.............................17
     3.3      Certificates...............................................17
     3.4      Documents..................................................18
     3.5      Purchase of Securities Permitted by Applicable Laws........18
     3.6      Opinion of Counsel.........................................18
     3.7      Approval of Counsel to the Purchasers......................18
     3.8      Consents and Approvals.....................................18
     3.9      Registration Rights Agreement..............................19
     3.10     Operating Agreement........................................19
     3.11     Certificate of Incorporation...............................19
     3.12     Certificate of Organization................................19
     3.13     No Material Judgment or Order..............................19
     3.14     Pro Forma Balance Sheet....................................19
     3.15     Goodstanding Certificates..................................19
     3.16     Miller Employment Agreement................................19
     3.17     Aqua-Chem Merger...........................................19
     3.18     Senior Credit Facility; Subordination......................20
     3.19     Management Capital Contribution............................20

                               TABLE OF CONTENTS


                                                                        Page
                                                                        ----
     3.20     Stockholders' and Members' Agreement.......................20
     3.21     Guaranty...................................................20
     3.22     Payment of Thomasville Indebtedness and Release of Liens ..20
     3.23     Payment of Monroe Indebtedness and Release of Liens .......20
     3.24     Termination of 1982 Stockholders' Agreement................20
     3.25     Termination of Special Security Agreement..................21
     3.26     Termination of Interim Management Agreement................21
     3.27     Amendment to Employment Agreements.........................21
     3.28     Adoption of 1997 Stock Option Plan.........................21

ARTICLE 3A    CONDITIONS TO THE RESPECTIVE OBLIGATIONS
              OF THE PURCHASERS  TO PURCHASE THE SECURITIES..............21

     3A.1     Representations and Warranties.............................21
     3A.2     Compliance with this Agreement.............................21
     3A.3     Certificates...............................................21
     3A.4     Documents..................................................22
     3A.5     Purchase of Securities Permitted by Applicable Laws........22
     3A.6     Opinion of Counsel.........................................22
     3A.7     Approval of Counsel to the Purchasers......................22
     3A.8     Consents and Approvals.....................................23
     3A.9     No Material Judgment or Order..............................23
     3A.10    Senior Credit Facility.....................................23

ARTICLE 4     CONDITIONS TO THE OBLIGATIONS OF THE LLC, THE
              COMPANY AND CB-KRAMER......................................23

     4.1      Representations and Warranties.............................23
     4.2      Compliance with this Agreement.............................24

ARTICLE 5     REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............24

     5.1      Existence and Power........................................24
     5.2      Authorization; No Contravention............................24
     5.3      Governmental Authorization; Third Party Consents...........24
     5.4      Binding Effect.............................................25
     5.5      No Legal Bar...............................................25
     5.6      Litigation.................................................25
     5.7      Compliance with Laws.......................................25
     5.8      No Default or Breach.......................................25

                                                                  EXHIBIT 10.17

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
     5.9      Title to Properties........................................25
     5.10     Use of Real Property.......................................26
     5.11     Taxes......................................................27
     5.12     Financial Condition........................................28
     5.13     ERISA -- Prohibited Transactions...........................29
     5.14     Disclosure.................................................29
     5.15     Absence of Certain Changes or Events.......................29
     5.16     Environmental Matters......................................30
     5.17     Investment Company/Government Regulations..................30
     5.18     Subsidiaries...............................................31
     5.19     Capitalization.............................................32
     5.20     Private Offering...........................................33
     5.21     Broker's, Finder's or Similar Fees.........................33
     5.22     Labor Relations............................................33
     5.23     Employee Benefit Plans.....................................34
     5.24     Patents, Trademarks, Etc...................................35
     5.25     Potential Conflicts of Interest............................36
     5.26     Trade Relations............................................37
     5.27     Outstanding Borrowings.....................................37
     5.28     Material Contracts.........................................37
     5.29     Insurance..................................................37
     5.30     Accounts Receivable........................................38
     5.31     Inventory..................................................38
     5.32     Products Liability.........................................38
     5.33     Solvency...................................................38
     5.34     Other Documents............................................38
     5.35     Status of LLC..............................................39
     5.36     Merger Agreement and Senior Loan Agreement; Representations
              and Warranties.............................................39

ARTICLE 6     REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS...........39

     6.1      Authorization; No Contravention............................39
     6.2      Binding Effect.............................................39
     6.3      No Legal Bar...............................................39
     6.4      Purchase for Own Account...................................39
     6.5      ERISA......................................................40
     6.6      Broker's, Finder's or Similar Fees.........................40
     6.7      Governmental Authorization; Third Party Consent............40

                              TABLE OF CONTENTS
                                                                        Page
                                                                        ----
ARTICLE 7     INDEMNIFICATION............................................40

     7.1      Indemnification............................................40
     7.2      Notification...............................................41
     7.3      Registration Rights Agreement..............................42
     7.4      Environmental Basket.......................................42

ARTICLE 8     AFFIRMATIVE COVENANTS......................................43

     8.1      Financial Statements and Other Information.................43
     8.2      Preservation of Corporate Existence........................46
     8.3      Payment of Obligations.....................................47
     8.4      Compliance with Laws.......................................47
     8.5      Reservation of Common Stock................................47
     8.6      Inspection.................................................47
     8.7      Payment of Note............................................48
     8.8      Insurance..................................................48
     8.9      Books and Records..........................................48
     8.10     Use of Proceeds............................................48
     8.11     Board Nominees.............................................48
     8.12     Granting of Management Options.............................49
     8.13     Whitney Director's Indemnification.........................49
     8.14     Title Insurance............................................49
     8.15     Landlord Consents. ........................................50
     8.16     Cook County Judgment.......................................50

ARTICLE 9     NEGATIVE COVENANTS.........................................50

     9.1      Fundamental Changes; Consolidations, Mergers and
              Acquisitions...............................................50
     9.2      Transactions with Affiliates...............................50
     9.3      No Inconsistent Agreements.................................51
     9.4      Limitation on Indebtedness.................................51
     9.5      Limitation on Liens........................................53
     9.6      Dispositions of Assets.....................................54
     9.7      Limitations on Restricted Payments.........................54
     9.8      Financial Covenants........................................55
     9.9      Employee Benefit Plans.....................................56
     9.10     Limitation on Business of the Company......................56
     9.11     Investments................................................56
     9.12     Contingent Obligations.....................................57

                              TABLE OF CONTENTS
                                                                          Page
                                                                          ----
     9.13     Management Fees and Compensation.............................57
     9.14     Fiscal Year..................................................57
     9.15     Press Release; Public Offering Materials.....................57
     9.16     Subsidiaries.................................................57
     9.17     No Negative Pledges..........................................57
     9.18     No Restrictions on Subsidiary Distributions to the Company...57
     9.19     Bank Accounts.  .............................................58

ARTICLE 10    PREPAYMENT...................................................58

     10.1     Optional Prepayment..........................................58
     10.2     Mandatory Prepayment.........................................58

ARTICLE 11    MISCELLANEOUS................................................58

     11.1     Survival of Representations and Warranties...................58
     11.2     Notices......................................................58
     11.3     Successors and Assigns.......................................60
     11.4     Amendment and Waiver.........................................60
     11.5     Signatures; Counterparts.....................................60
     11.6     Headings.....................................................61
     11.7     GOVERNING LAW................................................61
     11.8     Determinations, Request or Consents..........................61
     11.9     JURISDICTION.................................................61
     11.10    Severability.................................................61
     11.11    Rules of Construction........................................61
     11.12    Entire Agreement.............................................61
     11.13    Certain Expenses.............................................62
     11.14    Publicity....................................................62
     11.15    Further Assurances...........................................62
     11.16    Obligations of the Purchasers................................62


EXHIBITS

A    Form of WSDF Note
B    Form of WSDF Warrant
C    Certificate of Incorporation
D    Form of Operating Agreement

                              TABLE OF CONTENTS
                                                                        Page
                                                                        ----
E    Financial Covenant Calculations
F    Stockholders' and Members' Agreement
G    Form of Registration Rights Agreement
H    Form of Compliance Certificate
I    Merger Agreement
J    Contribution Agreement
K    Miller Employment Agreement
L    Guaranty

                              AMENDED AND RESTATED

                          SECURITIES PURCHASE AGREEMENT

                  AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT, dated as of December 5, 1997, by and among RUSH CREEK LLC (the "LLC"), a Wisconsin limited liability company, AQUA-CHEM, INC., ("AQUA-CHEM."), a Delaware corporation (formerly known as A-C Acquisition Corp.), CB-KRAMER SALES AND SERVICE, INC. ("CB- KRAMER"), a Delaware corporation, WHITNEY SUBORDINATED DEBT FUND, L.P. ("WSDF"), a Delaware limited partnership, and WHITNEY EQUITY PARTNERS, L.P., ("WEP" and together with WSDF, the "WHITNEY FUNDS"), a Delaware limited partnership. The Whitney Funds are sometimes referred to herein as the "PURCHASERS."


                              W I T N E S S E T H:

                  WHEREAS, Messrs. Jeffrey A. Miller, J. Scott Barton, Rand E. McNally, Bruce Dickson and Charles Norris (collectively, "MANAGEMENT") currently comprise the senior management team of Aqua-Chem;

                  WHEREAS, Aqua-Chem is a manufacturer of commercial and industrial boilers, burners, combustion and emission controls, water desalination and process evaporation systems for use in water treatment facilities, process and utility industries and marine/military applications, and other environmental and energy related machinery;

                  WHEREAS, Lyonnaise American Holding, Inc. ("LYONNAISE"), a Delaware corporation, was the holder of eighty percent (80%) of the issued and outstanding capital stock of Old Aqua-Chem, Inc. ("Old Aqua-Chem"), a Delaware corporation, which merged with and into Aqua-Chem pursuant to the terms of the Merger Agreement (as hereinafter defined), and Gestra Corp., N.V. ("GESTRA"), a company organized in the Netherland Antilles, was the holder of the remaining twenty percent (20%) of the same;

                  WHEREAS, Aqua-Chem was formed for the purpose of acquiring Old Aqua-Chem;

                  WHEREAS, pursuant to the terms of the Securities Purchase Agreement (the "Original Agreement"), dated as of July 31, 1997, by and among the LLC, Aqua-Chem, CB-Kramer and the Purchasers, Aqua-Chem sold to WEP, and WEP purchased from Aqua-Chem. (i) 2,281.825 shares (the "WEP PREFERRED SHARES") of Series C Redeemable Preferred Stock, par value $.01 per share, of Aqua-Chem (the "SERIES C PREFERRED STOCK"), the terms, limitations and relative rights and preferences of which are set forth in the Certificate of Incorporation (as hereinafter defined) and (ii) 510,000 shares (the "WEP COMMON SHARES," and together with the WEP Preferred Shares, the "WEP SHARES") of common stock, $0.01 par value per share, of Acquisition Corp. (the "COMMON

STOCK"), in each case, upon the terms and subject to the conditions set forth in the Original Agreement;

                  WHEREAS, pursuant to the terms of the Original Agreement, Aqua-Chem and CB-Kramer sold to WSDF, and WSDF purchased from Aqua-Chem and CB-Kramer a subordinated promissory note (the "WSDF NOTE"), due July 30, 2004, in the principal amount of $21,000,000, and in connection therewith, Aqua-Chem sold to WSDF, and WSDF purchased from Aqua-Chem., a warrant (the "WSDF WARRANT") to purchase 176,471 shares of Common Stock, in each case upon the terms and subject to the conditions hereinafter set forth;

                  WHEREAS, prior to the date of the Original Agreement, the Jeffrey A. Miller Family LLC, a Michigan limited liability company, and Jeffrey
A. Miller, Trustee of the Jeffrey A. Miller Trust u/a/d May 10, 1997 (collectively, the "MILLER RELATED ENTITIES") were the sole members of the LLC;

                  WHEREAS, each of the Purchasers, the Miller Related Entities and the Managers, other than Miller, own the Membership Units set forth opposite their names on Schedule A to the Operating Agreement;

                  WHEREAS, the equity securities set forth opposite each of the names of Purchasers, the Miller Related Entities and the Managers, other than Miller, have been allocated to their respective capital accounts;

                  WHEREAS, concurrently with the purchase and sale of the WEP Shares, the WSDF Note and the WSDF Warrant pursuant to the terms of the Original Agreement, Aqua-Chem entered into a Revolving Credit and Term Loan Agreement (the "SENIOR LOAN AGREEMENT"), dated as of July 31, 1997, with Comerica Bank ("COMERICA"), a Michigan banking corporation, individually and as agent thereunder, providing for a secured term credit facility, and a secured revolving credit facility (collectively, the "SENIOR CREDIT FACILITY");

                  WHEREAS, concurrently with the purchase and sale of the WEP Shares, the WSDF Note and the WSDF Warrant pursuant to the terms of the Original Agreement, the contribution of the Series C Preferred Stock and the Common Stock to the LLC in exchange for Membership Units pursuant to the Contribution Agreement and the consummation of the Senior Credit Facility pursuant to the terms of the Senior Loan Agreement, Old Aqua-Chem merged (the "AQUA-CHEM MERGER") with and into Aqua-Chem., pursuant to the terms of the Agreement and Plan of Reorganization (the "MERGER AGREEMENT"), dated as of July 31, 1997, by and among Lyonnaise, Gestra, the LLC, Old Aqua-Chem, Aqua-Chem and Miller, a copy of which is attached hereto as Exhibit I;

                  WHEREAS, the proceeds from (i) the purchase by the Purchasers of the WEP Shares, the WSDF Note and the WSDF Warrant, and (ii) the Senior Credit Facility were used in part to finance the Aqua-Chem Merger;

                  WHEREAS, on the date hereof, Aqua-Chem is entering into an Amended and Restated Revolving Credit and Term Loan Agreement (the "AMENDED AND RESTATED SENIOR LOAN AGREEMENT"), dated as of the date hereof, with Comerica, as structuring, documentation and administrative agent for the financial institutions from time to time signatory thereto (collectively, the "BANKS"), and the Banks; and

                  WHEREAS, in connection with the entering into of the Amended and Restated Senior Loan Agreement, the LLC, the Company, CB-Kramer and the Purchasers desire to amend and restate the Original Agreement as set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

                  1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "AFFILIATE" shall mean any Person (a) directly or indirectly controlling, controlled by, or under common control with, the Company, (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in the Company, or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the Company. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and under "common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AFFILIATED GROUP" shall have the meaning set forth in Section 1504(a) of the Code.

                  "AGREEMENT" shall mean this amended and restated Agreement, including the exhibits and schedules hereto, as the same may be amended, supplemented or modified in accordance with the terms hereof; provided, however, that with respect to the period from and after July 31, 1997 and ending on the date hereof "AGREEMENT" shall mean the Original Agreement.

                  "ASSET DISPOSITION" shall mean the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise of any of the following: (a) any of the equity interest or stock of the Company or any of its Subsidiaries or (b) any or all of the assets of the Company or its Subsidiaries other than sales of inventory in the ordinary course of business. "NET PROCEEDS" of any Asset Disposition means cash proceeds received by the Company or any of its

Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (x) the costs of such sale, lease, transfer or other disposition (including taxes attributable to such sale, lease or transfer), and (y) amounts applied to repayment of Indebtedness secured by a Lien on the asset or property disposed.

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

                  "BY-LAWS" shall mean the by-laws of each of the Company and CB-Kramer as in effect on the Closing Date.

                  "CANADIAN OVERDRAFT LOC" is defined in Section 9.4(j).

                  "CAPITAL EXPENDITURES" shall be determined as set forth in Exhibit E hereto.

                  "CAPITAL LEASE OBLIGATIONS" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

                  "CASH" shall mean the currency of the United States of America.

                  "CERTIFICATE OF INCORPORATION" shall mean the Certificate of Incorporation of each of the Company and CB-Kramer as in effect on the Closing Date.

                  "CERTIFICATE OF ORGANIZATION" shall mean the Certificate of Organization of the LLC as in effect on the Closing Date.

                  "CLOSING" shall have the meaning assigned to that term in
Section 2.5.

                  "CLOSING DATE" shall have the meaning assigned to that term in
Section 2.5.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

                  "COMERICA BANK" shall mean Comerica Bank, a Michigan banking corporation.

                  "COMMISSION" shall mean the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

                  "COMMON STOCK" shall have the meaning assigned to that term in the fifth Whereas clause hereof, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

                  "COMPANY" shall mean Aqua-Chem, the surviving corporation of the Aqua-Chem Merger; provided, however, that with respect to all periods prior to the effective time of the Aqua-Chem Merger, "COMPANY" shall mean Old Aqua-Chem.

                  "COMPLIANCE CERTIFICATE" shall have the meaning given in
Section 8.1(c).

                  "CONDITION OF THE COMPANY" shall mean the assets, business, properties, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

                  "CONTINGENT OBLIGATION" as applied to any Person, shall mean any direct or indirect liability, contingent or otherwise, of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

                  "CONTRACTUAL OBLIGATIONS" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

                  "CONTRIBUTION AGREEMENT" shall mean the Contribution Agreement in substantially the form attached hereto as Exhibit J.

                  "DEFINED BENEFIT PLAN" shall mean a defined benefit plan within the meaning of Section 3(35) of ERISA or Section 414(j) of the Code, whether funded or unfunded, qualified or non-qualified (whether or not subject to ERISA or the Code).

                  "EBITDA" shall be determined as set forth in Exhibit E hereto.

                  "ENVIRONMENTAL COSTS" shall mean (i) any costs, charges, expenses, losses, payments, damages, obligations and liabilities arising out of or attributable to response costs or the costs of corrective action, including the cost of any investigation, monitoring, sampling, removal, restoration, remediation, remedial response or remedial work or permit acquisition which is undertaken, suffered, paid, awarded, assessed or otherwise incurred, arising out of or attributable to violations of Environmental Laws or the presence or migration of Hazardous Materials on, above, under or originating from any property, plant, equipment or facility owned or used by the Company or any Subsidiary, and (ii) any claims by Persons other than any Governmental Authority for contribution or damages (including, without limitation, claims relating to personal injury or death, property damage restitution, trespass, breach of duty, strict liability, nuisance and claims commonly known as "toxic torts") arising out of or attributable to any violation of Environmental Laws. Environmental Costs shall not include any costs, charges, expenses, losses, payments, damages, obligations, and liabilities arising out of or attributed to friable or damaged asbestos, or asbestos containing material.

                  "ENVIRONMENTAL LAWS" shall mean any applicable past, present or future Federal, state, territorial, provincial or local law, common law doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, together with any other laws (Federal, state, territorial, provincial or local) relating to emissions, discharges, releases or threatened releases of any pollutant or contaminant including, without limitation, medical, chemical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any contaminant, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. 651 et seq.), as such laws have been, or are, amended, modified or supplemented heretofore or from time to time hereafter and any analogous future Federal, or present or future state or local laws, statutes and regulations promulgated thereunder.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" shall mean a corporation that is or was a member of a controlled group of corporations with the Company within the meaning of section 4001(a) or (b) of ERISA or section 414(b) of the Code, a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) that is under common control with Company within the meaning of section 414(m) of the Code, or a trade or business which together with Company is treated as a single employer under section 414(o) of the Code.

                  "EVENT OF DEFAULT" shall have the meaning assigned to such term in the Note.

                  "EXERCISABLE SHARES" shall have the meaning assigned to that term in Section 8.5 hereof.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "FIXED CHARGE COVERAGE" shall be determined as set forth in Exhibit E hereto.

                  "GAAP" shall mean generally accepted accounting principles in effect from time to time within the United States.

                  "GOVERNMENTAL AUTHORITY" shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "GUARANTY" shall mean the Guaranty in substantially the form attached hereto as Exhibit L.

                  "HAZARDOUS MATERIALS" shall mean (i) any chemical pollutant, contaminant, pesticide, petroleum or petroleum product or by product radioactive substance, solid waste (hazardous or extremely hazardous), special, dangerous or toxic waste, hazardous or toxic substance, chemical or material regulated, listed, referred to, limited or prohibited under any Environmental Law, including without limitation: (i) friable or damaged asbestos, asbestos-containing material, polychlorinated biphenyls (PCBs), solvents and waste oil; (ii) any "hazardous substance" as defined under CERCLA or any environmental law, statute, regulation or rule; and (iii) any hazardous waste defined under RCRA or any Environmental Law; and (iv) even if not prohibited, listed, limited or regulated by an Environmental Law, all pollutants, contaminants, hazardous, dangerous or toxic chemical materials, wastes or any other substances, including without limitation, any industrial process or pollution control waste (whether or not hazardous within the meaning of RCRA) which could pose a hazard to the environment, or the health and safety of any person or impair the use or value of any portion of the Property of the Company.

                  "INDEBTEDNESS" shall mean as to any Person (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, unfunded credit commitments, letters of credit and bankers' acceptances, whether or not matured), (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (f)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any Contingent Obligation of such Person.

                  "INITIAL PUBLIC OFFERING" shall mean the initial public offering by either the Company or any of its subsidiaries of its capital stock pursuant to a registration statement on Form S-1 or otherwise under the Securities Act.

                  "INTEREST COVERAGE" shall be determined as set forth in Exhibit E hereto.

                  "INTEREST EXPENSES" shall mean, with respect to the Company and its Subsidiaries on a consolidated basis for any period, the sum of (a) gross interest expenses of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP consistently applied, including (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (iv) all commissions paid to factors during such period, and (b) any other capitalized interest of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP consistently applied.

                  "INVESTMENT" shall mean (i) any direct or indirect purchase or other acquisition by the Company or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest or other equity securities of, any other Person (other than a Person that prior to the relevant purchase or acquisition was a Subsidiary of the Company) or (ii) any direct or indirect loan, advance or capital contribution by the Company or any of its Subsidiaries to any other Person (other than a Subsidiary of the Company), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-offs, write-downs or write-offs with respect to such Investment.

                  "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

                  "LIQUIDITY EVENT" shall mean an Initial Public Offering and any Organic Transaction, as defined in the Certificate of Incorporation.

                  "MEMBERSHIP UNITS" shall have the meaning assigned to such term in the Operating Agreement.

                  "MERGER AGREEMENT" shall have the meaning set forth in the eleventh Whereas clause.

                  "MERGER TRANSACTION DOCUMENTS" shall mean the Merger Agreement and all agreements, instruments and other documents contemplated thereunder, including without limitation, the certificate of merger evidencing the Aqua-Chem Merger.

                  "MILLER EMPLOYMENT AGREEMENT" shall mean the Employment Agreement between the Company and Jeffrey A. Miller, in substantially the form attached hereto as Exhibit K.

                  "MULTIEMPLOYER PLAN" shall mean a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code.

                  "NET INCOME" shall mean, for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP consistently applied, but excluding any extraordinary gains or losses and any insurance proceeds received by the Company or any of its Subsidiaries.

                  "NET PROCEEDS" shall have the meaning set forth within the definition of "Asset Disposition."

                  "NOTE" shall mean the WSDF Note.

                  "OLD AQUA-CHEM" shall have the meaning assigned to such term in the third Whereas clause.

                  "OPERATING AGREEMENT" shall mean the LLC's operating agreement substantially in the Form attached hereto as Exhibit D.

                  "OPERATING CASH FLOW" shall be determined as set forth in Exhibit E hereto.

                  "ORIGINAL AGREEMENT" shall have the meaning set forth in the fifth Whereas clause.

                  "OUTSTANDING BORROWINGS" shall mean all Indebtedness of the Company and its Subsidiaries for money borrowed that is outstanding at the relevant time of determination.

                  "PERMITTED ACQUISITION" shall mean any acquisition by purchase or otherwise of all or substantially all of the business or assets of any other Person, provided that with respect to such acquisition, the Company has obtained the prior written consent of the Purchasers with respect to such acquisition (such consent to be provided in the sole discretion of the Purchasers).

                  "PERMITTED INVESTMENTS" shall mean, with respect to any
Person:

                           (a) Noncallable direct general obligations of the
United States of America or obligations the payment of principal of interest on which is unconditionally guaranteed by the United States of America.

                           (b) Obligations of a state of the United States, the
District of Columbia or any possession of the United States, or any political subdivision thereof, which are described in Section 103(a) of the Code and are graded in any of the highest three (3) major grades as determined by at least one Rating Agency; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which in each case is itself or its debt is rated in one of the highest three (3) major grades as determined by at least one Rating Agency;

                           (c) Banker's acceptances, commercial accounts, demand
deposit accounts, certificates of deposit, or depository receipts issued by or maintained with any bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $500,000,000, provided that such minimum capital and surplus requirement shall not apply to demand deposit accounts maintained by the Company or any of its Subsidiaries in the ordinary course of business;

                           (d) Commercial paper rated at the time of purchase
within the two highest classifications established by not less than two Rating Agencies, and which matures within 270 days after the date of issue;

                           (e) Secured repurchase agreements against obligations
itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced; and

                           (f) Any fund or other pooling arrangement which
exclusively purchases and holds the investments itemized in (a) though (e) above.

                  "PERSON" shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "PLANS" shall have the meaning assigned to that term in
Section 5.23 of this Agreement.

                  "PRO FORMA BALANCE SHEET" shall mean the pro forma consolidated balance sheet of the Company and its Subsidiaries delivered pursuant to Section 3.14.

                  "RATING AGENCY" shall mean Moody's Investor Services, Standard and Poor's Ratings Group or any other nationally reorganized statistical rating organization which is acceptable to the Purchasers.

                  "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement substantially in the form attached hereto as Exhibit G.

                  "REQUIREMENTS OF LAW" shall mean as to any Person, the Certificate of Incorporation, By-laws, Operating Agreement or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

                  "RESTRICTED PAYMENT"shall mean: (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock, limited liability company interest, or partnership interest of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock, limited liability company interest, or partnership interest to the holders of that class; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock, limited liability company interest or partnership interest of the Company or any of its Subsidiaries now or hereafter outstanding; (iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness subordinated to the Indebtedness existing pursuant to the Note and this Agreement; (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock, limited liability company interest, or partnership interest of the Company or any of its Subsidiaries now or hereafter outstanding; and (v) any payment under any noncompete agreement.

                  "SECURITIES" shall mean, collectively, the Note, the Warrant and the Shares.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

                  "SENIOR CREDIT FACILITY" shall have the meaning assigned to it in the tenth Whereas clause.

                  "SENIOR CREDIT FACILITY TRANSACTION DOCUMENTS" shall mean the Senior Loan Agreement and all of the agreements instruments and other documents contemplated thereunder, including, without limitation, the corresponding promissory notes and the Subordination Agreement.

                  "SENIOR INDEBTEDNESS" shall mean all Indebtedness of the Company and its Subsidiaries currently outstanding or incurred in the future pursuant to any borrowing by the Company or any of its Subsidiaries from any bank or institutional lender having total assets (together with its affiliates) in excess of $500,000,000, and any renewals, extensions, refinancings or refundings thereof.

                  "SENIOR LOAN AGREEMENT" shall mean the Senior Loan Agreement, as defined in the tenth Whereas clause, with respect to the period from and after July 31, 1997 and ending on the date hereof, and the Amended and Restated Senior Loan Agreement with respect to all periods from and after the date hereof.

                  "SERIES C PREFERRED STOCK" shall have the meaning ascribed to such term in the fifth Whereas clause.

                  "SHARES" shall mean the WEP Shares.

                  "SOLVENT" shall mean, with respect to the Company and its Subsidiaries considered as a whole, based on the Pro Forma Balance Sheet, (i) the assets and the property of the Company and its Subsidiaries, considered as a whole, exceed the aggregate liabilities (including contingent and unliquidated liabilities) of the Company and its Subsidiaries, considered as a whole, (ii) after giving effect to the transactions contemplated by this Agreement, the Company and its Subsidiaries, considered as a whole, will not be left with unreasonably small capital, and (iii) after giving effect to the transactions contemplated by this Agreement, the Company and its Subsidiaries, considered as a whole, are able to both service and pay their liabilities as they mature. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that is likely to become an actual or matured liability.

                  "STOCKHOLDERS' AND MEMBERS' AGREEMENT" shall mean the Stockholders' and Members' Agreement substantially in the form attached hereto as Exhibit F.

                  "SUBSIDIARY" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                  "SUBORDINATION AGREEMENT" shall have the meaning set forth in the Senior Loan Agreement.

                  "TANGIBLE NET WORTH" shall mean, as of the date of determination thereof, the difference between the aggregate sum of (i) the par value of all classes of capital stock of the Company and its Subsidiaries (or value stated on the books of the Company and its Subsidiaries), (ii) capital contributed in excess of par of the capital stock of all classes of capital stock of the Company and its Subsidiaries, and (iii) the amount of surplus (or deficit) or retained earnings, whether capital, earned or otherwise, of the Company and it Subsidiaries, less the sum of the stated value of treasury stock, patents, trademarks, trade names, copyrights, goodwill and other like and similar intangible assets of the Company and its Subsidiaries.

                  "TAX" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on-minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "TOTAL CONSIDERATION" shall mean the total consideration paid with respect to any such acquisition, including without limitation (u) all payments made in cash and property, (v) all payments made in stock, (w) the amounts paid or to be paid pursuant to non-compete agreements and consulting agreements, (x) the amount of debt assumed (and in the case of a stock acquisition, the amount of debt of the Person to be acquired) (y) the amount of seller subordinated indebtedness incurred in connection with such acquisition and (z) the amount of all transaction fees.

                  "TOTAL FUNDED INDEBTEDNESS" shall be determined as set forth in Exhibit E hereto.

                  "TRANSACTION DOCUMENTS" shall mean collectively, this Agreement, the Note, the Guaranty, the Warrant, the Registration Rights Agreement, the Stockholders' and Members' Agreement, the Operating Agreement, the Contribution Agreement, the By-Laws, the Miller

Employment Agreement, the Certificate of Incorporation, the Certificate of Organization, the Senior Credit Facility Transaction Documents, and the Merger Transaction Documents.

                  "WARRANT" shall mean the WSDF Warrant.

                  "WEP COMMON SHARES" shall have the meaning set forth in the fifth Whereas clause.

                  "WEP SHARES" shall have the meaning set forth in the fifth Whereas clause.

                  "WEP PREFERRED SHARES" shall have the meaning assigned to that term in the fifth Whereas clause.

                  "WHITNEY" shall mean J.H. Whitney & Co.

                  "WSDF NOTE" shall mean the subordinated promissory note in the principal amount of $21,000,000 referred to in the sixth Whereas clause hereof, which promissory note is substantially in the form attached hereto as Exhibit A.

                  "WSDF WARRANT" shall mean the warrant referred to in the sixth Whereas clause hereof, which warrant is substantially in the form attached as hereto as Exhibit B.

                  1.2 ACCOUNTING TERMS: FINANCIAL STATEMENTS. All accounting terms used herein and not expressly defined in this Agreement shall have the respective meanings given to them in conformance with GAAP. Financial statements and other information furnished pursuant to the Agreement or the other Transaction Documents shall be prepared in accordance with GAAP as in effect at the time of such preparation. No "Accounting Changes" (as defined below) shall affect financial covenants, standards or terms in this Agreement; provided that the Company shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "ACCOUNTING CHANGES" means: (a) changes in accounting principles required by GAAP and implemented by the Company; (b) changes in accounting principles recommended by the Company's certified public accountants and implemented thereby; and (c) changes in carrying value of the Company's or any of its Subsidiaries' assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the purchase and sale of the Securities or their other transactions described in the Transaction Documents, or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma Balance Sheet. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made.

                  1.3 KNOWLEDGE OF THE COMPANY. All references to the knowledge of the Company or to facts known by the Company shall mean actual knowledge or notice of its Chairman, Chief Executive Officer, President, Chief Financial Officer or other executive officer, including without limitation, Management or any Chief Executive Officer, Chief Financial Officer or other executive officer of any Subsidiary or division thereof or knowledge which such Person could reasonably have acquired through the exercise of due inquiry.


                                    ARTICLE 2

                       PURCHASE AND SALE OF THE SECURITIES

                  2.1 PURCHASE AND SALE OF THE WSDF NOTE. Subject to the terms and conditions herein set forth: (a) the Company and CB-Kramer jointly issued and sold to WSDF, and WSDF acquired from the Company and CB-Kramer on the Closing Date, the WSDF Note substantially in the form attached hereto as Exhibit A, appropriately completed in conformity therewith. The purchase price paid for the WSDF Note was $20,900,000.

                  2.2 PURCHASE AND SALE OF WSDF WARRANT. Subject to the terms and conditions herein set forth, the Company issued and sold to WSDF, and WSDF acquired from the Company on the Closing Date, the WSDF Warrant substantially in the form attached hereto as Exhibit B, appropriately completed in conformity therewith. The purchase price paid for the WSDF Warrant was $100,000.

                  2.3 PURCHASE AND SALE OF THE WEP PREFERRED SHARES AND THE WEP COMMON SHARES. Subject to the terms and conditions herein set forth, the Company issued and sold to WEP and WEP acquired from the Company on the Closing Date, the WEP Preferred Shares and the WEP Common Shares. The WEP Preferred Shares shall have the powers, rights and preferences set forth in the Certificate of Incorporation, a copy of which is attached hereto as Exhibit C. The aggregate purchase price paid for the WEP Preferred Shares was $2,199,000 and the aggregate purchase price paid for the WEP Common Shares was $ 51,000.

                  2.4 FEES AT CLOSING; ANNUAL FEES. Concurrently with the execution of the Original Agreement, the Company (a) paid to Whitney a debt placement fee of $630,000 and a transaction fee of $210,000 for an aggregate fee amount of $840,000, and (b) reimbursed all of the Purchasers' reasonable out-of-pocket expenses (including, without limitation, lawyers' fees, charges and disbursements and consultants' fees and expenses and any other due diligence expenses) incurred in connection with (i) the negotiation and execution and delivery of the Original Agreement and the Transaction Documents and (ii) the transactions contemplated by the Original Agreement and the Transaction Documents, which payments were made by wire transfer of immediately available funds to an account or accounts designated by the Purchasers. Concurrently with the execution hereof, the Company shall reimburse all of the Purchasers' reasonable out-of-pocket expenses (including, without limitation, lawyers' fees, charges and disbursements and consultants' fees and expenses and any other due diligence expenses) incurred in connection with (i) the negotiation and execution and delivery of this Agreement and the Transaction Documents and (ii) the transactions contemplated by this Agreement and the Transaction Documents, which payments shall be made by wire transfer of immediately available funds to an account or accounts designated by the Purchasers. Subject to the Senior Credit Facility Transaction documents, the Company also shall pay Whitney an annual monitoring fee of $50,000 payable annually on each January 1 of each year, or if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date, beginning on January 1, 1998 and ending upon consummation of an Initial Public Offering. Upon consummation of an Initial Public Offering, the Company shall pay any unpaid portion of the annual monitoring fees (calculated on a daily basis) within five (5) Business Days after receipt by either the Company or any of its Subsidiaries of the proceeds of such Initial Public Offering. The annual monitoring fee shall be junior in right of payment to the Note. In addition to the annual monitoring fee, the Company shall also be entitled to a recognition fee which shall accrue at a rate of $25,000 per annum, beginning on the Closing Date, and payable on a Liquidity Event.

                  2.5 CLOSING. The purchase and issuance of the Securities took place at the closing (the "CLOSING") held at the offices of Whyte Hirschboeck Dudek S.C., 2100 Bank One Plaza, Milwaukee, Wisconsin 53202 at 9:00 a.m., Central Daylight Time, on Thursday, July 31, 1997 (the "CLOSING DATE"). At the Closing, (a) the Company and CB-Kramer delivered the WSDF Note against delivery by WSDF to the Company of the purchase price therefor, (b) the Company delivered the WSDF Warrant to WSDF against delivery by WSDF to the Company of the purchase price therefor, (c) the Company delivered stock certificates representing the WEP Shares to WEP against delivery by WEP to the Company of the purchase price therefor, in each case such purchase price was paid by wire transfer of immediately available funds, and (d) LLC executed and delivered the Guaranty.

                  2.6 FINANCIAL ACCOUNTING POSITIONS; TAX REPORTING. Each of the parties hereto agrees to take reporting and other positions with respect to the Securities which are consistent with the purchase price of the Securities set forth herein for all financial accounting purposes, unless otherwise required by applicable GAAP or Commission rules (in which case the parties agree only to take positions inconsistent with the purchase price of the Securities set forth herein provided that the Purchasers have consented thereto, which consent shall not be unreasonably withheld). Each of the parties to this Agreement agrees to take reporting and other positions with respect to the Securities which are consistent with the purchase price of the Securities set forth herein for all other purposes, including without limitation, for all Federal, state and local tax purposes.

                                    ARTICLE 3

           CONDITIONS TO THE RESPECTIVE OBLIGATIONS OF THE PURCHASERS
                           TO PURCHASE THE SECURITIES

                  The obligation of the Purchasers to purchase the Note, the Warrant and the WEP Shares, to pay the purchase prices therefor at the Closing and to perform any obligations hereunder were subject to the satisfaction as determined by, or waived by, the Purchasers of the following conditions on or before the Closing Date. WSDF shall not have been obligated to purchase either the WSDF Note or the WSDF Warrant unless the purchase and sale of the WSDF Note and the WSDF Warrant had occurred simultaneously with the purchase and sale of the WEP Shares. WEP shall not have been obligated to purchase the WEP Shares unless the purchase and sale of the WEP Shares had occurred simultaneously with the purchase and sale of the WSDF Note and the WSDF Warrant.

                  3.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the LLC, the Company and CB-Kramer contained in Article 5 hereof shall be true and correct at and as of the Closing Date as if made at and as of such date.

                  3.2 COMPLIANCE WITH THIS AGREEMENT. The LLC, the Company and CB-Kramer shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the LLC, the Company or CB-Kramer on or before the Closing Date.

                  3.3 CERTIFICATES.

                      (a) The Purchasers shall have received a certificate from the LLC, dated the Closing Date and signed by a manager of the LLC certifying (a) that the attached copies of the Certificate of Organization of the Company, together with its Operating Agreement, which, among other things, approves this Agreement and the other Transaction Documents to which the LLC is a party and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect, and (b) as to the incumbency and specimen signature of each member and manager of the LLC executing any Transaction Document to which the LLC is a party or any other document delivered in connection herewith on behalf of the LLC.

                      (b) The Purchasers shall have received a certificate from each of the Company and CB-Kramer, dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Company and CB-Kramer, certifying (a) that the attached copies of the Certificate of Incorporation, By-Laws and the resolutions of the Board of Directors of each of the Company and CB-Kramer approving the Agreement and the other Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect, and (b) as to the incumbency and specimen signature of each officer of each of the Company and CB-Kramer executing any

Transaction Document to which the Company or CB-Kramer is a party or any other document delivered in connection herewith on behalf of the Company or CB-Kramer.

                  3.4 DOCUMENTS. The Purchasers shall have received true, complete and correct copies of such agreements, schedules, exhibits, certificates, documents, financial information and filings as they may request in connection with or relating to the transactions contemplated hereby, all in form and substance satisfactory to the Purchasers.

                  3.5 PURCHASE OF SECURITIES PERMITTED BY APPLICABLE LAWS. The acquisition of and payment for the Securities to be acquired by the Purchasers hereunder and the consummation of the transactions contemplated hereby and by the Transaction Documents (a) shall not be prohibited by any Requirement of Law,
(b) shall not subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law, and (c) shall be permitted by all Requirements of Law to which the Purchasers or the transactions contemplated by or referred to herein or in the Transaction Documents are subject; and the Purchasers shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

                  3.6 OPINION OF COUNSEL. The Purchasers shall have received an opinion of outside counsel to the LLC, the Company and its Subsidiaries, dated as of the Closing Date, relating to the transactions contemplated by or referred to herein, in form and substance acceptable to the Purchasers.

                  3.7 APPROVAL OF COUNSEL TO THE PURCHASERS. All actions and proceedings hereunder and all agreements, schedules, exhibits, certificates, financial information, filings and other documents required to be delivered by the LLC and the Company and each of its Subsidiaries hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been in form and substance acceptable to Morrison Cohen Singer & Weinstein, LLP, counsel to the Purchasers, in its reasonable judgment (including, without limitation, the opinions of counsel referred to in Sections 3.6 hereof).

                  3.8 CONSENTS AND APPROVALS. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the LLC, or the Company or any of its Subsidiaries necessary, desirable, or required in connection with the execution, delivery or performance (including, without limitation, the payment of interest on the Note and the issuance of Common Stock upon the exercise of the Warrant) by the LLC, or the Company or any of its Subsidiaries, or enforcement against the LLC, or the Company or any of its Subsidiaries, of the Transaction Documents to which each is a party shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

                  3.9 REGISTRATION RIGHTS AGREEMENT. The LLC and the Company shall have duly executed and delivered the Registration Rights Agreement, in form and substance satisfactory to the Purchasers.

                  3.10 OPERATING AGREEMENT. The Operating Agreement shall have been duly executed and delivered by all of the parties thereto, in form and substance satisfactory to the Purchasers.

                  3.11 CERTIFICATE OF INCORPORATION. The Company shall have amended its Certificate of Incorporation and By-laws (among other things, increasing the size of the Board of Directors of the Company to six members and including an indemnification provision), in form and substance satisfactory to the Purchasers.

                  3.12 CERTIFICATE OF ORGANIZATION. The LLC shall have amended its Certificate of Organization, in form and substance satisfactory to the Purchasers.

                  3.13 NO MATERIAL JUDGMENT OR ORDER. There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the judgment of the Purchasers, would prohibit the consummation of the transactions contemplated under the Transaction Documents or subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law if the transactions contemplated under the Transaction Documents were to be consummated.

                  3.14 PRO FORMA BALANCE SHEET. The Company shall have delivered to the Purchasers as of the Closing Date a pro forma consolidated balance sheet of the Company and its Subsidiaries, certified by the chief financial officer of the Company that it fairly presents the pro forma adjustments reflecting the consummation of the transactions contemplated in this Agreement, including all material fees and expenses in connection therewith, subject to normal year-end audit adjustments.

                  3.15 GOODSTANDING CERTIFICATES. The LLC, the Company and CB-Kramer shall have delivered to the Purchasers as of the Closing Date, goodstanding certificates for the LLC, Acquisition Corp., Old Aqua-Chem and each of Old Aqua-Chem's Subsidiaries for each of their respective jurisdictions of incorporation and all other jurisdictions where they do business.

                  3.16 MILLER EMPLOYMENT AGREEMENT. Jeffrey A. Miller shall have duly executed and delivered to the Company an employment agreement between him and the Company, in form satisfactory to the Purchasers.

                  3.17 AQUA-CHEM MERGER. The Aqua-Chem Merger shall have been consummated on terms and conditions satisfactory to the Purchasers. The Purchasers shall have received a certificate from each of Acquisition Corp. and Old Aqua-Chem, dated the Closing Date, and signed

                                                                  EXHIBIT 10.17


by the Secretary or an Assistant Secretary of each of Acquisition Corp. and Old Aqua-Chem certifying that the attached copies of the resolutions of the Board of Directors and the stockholders of each of Acquisition Corp. and Old Aqua-Chem approving the Aqua-Chem Merger, the execution and delivery of the Merger Transaction Documents, and the performance of the obligations thereunder. The Purchasers shall have also received a copy of a certificate of merger evidencing the Aqua-Chem Merger and certified by the Secretary of State of Delaware.

                  3.18 SENIOR CREDIT FACILITY; SUBORDINATION. The Senior Credit Facility shall have been consummated on terms and conditions satisfactory to the Purchasers. The Whitney Funds shall have entered into the Subordination Agreement, which such agreement shall be in form and substance satisfactory to the Purchasers.

                  3.19 MANAGEMENT CAPITAL CONTRIBUTION. Management (other than Miller) shall have delivered to the Purchasers, evidence of its aggregate $505,000 subscription and capital contribution to the Company, and such evidence shall be satisfactory to the Purchasers.

                  3.20 STOCKHOLDERS' AND MEMBERS' AGREEMENT. The Stockholders' and Members' Agreement shall have been duly executed and delivered by all parties thereto, in form and substance satisfactory to the Purchasers.

                  3.21 GUARANTY. The LLC shall have executed and delivered the Guaranty.

                  3.22 PAYMENT OF THOMASVILLE INDEBTEDNESS AND RELEASE OF
LIENS. The Company shall have delivered evidence of payment in full into escrow of the Indebtedness under the Loan Agreement, dated October 1, 1995, between Old Aqua Chem and Thomasville Payroll Development Authority (entered into in connection the issuance of the Thomasville Payroll Development Authority $3,000,000 Adjustable Rate Industrial Development Revenue Bonds Series 1995, due on October 1, 2007) (the "Thomasville IRBs") and the release of all Liens in connection therewith, in form and substance satisfactory to the Purchasers.

                  3.23 PAYMENT OF MONROE INDEBTEDNESS AND RELEASE OF LIENS. The Company shall have delivered evidence of payment in full into escrow of the Indebtedness under the Loan Agreement, dated September 1, 1995, between Old Aqua-Chem and the City of Monroe, Wisconsin (entered into in connection the issuance of the City of Monroe, Wisconsin $1,900,000 Adjustable Rate Industrial Development Revenue Bonds Series 1995, due on September 1, 2005) (the Monroe IRBs") and the release of all Liens in connection therewith, in form and substance satisfactory to the Purchasers.

                  3.24 TERMINATION OF 1982 STOCKHOLDERS' AGREEMENT. The Company shall have delivered evidence of the termination of the Stockholders' Agreement, dated February 1, 1982, between Lyonnaise and Gestra, as amended, in form and substance satisfactory to the Purchasers.

                  3.25 TERMINATION OF SPECIAL SECURITY AGREEMENT. The Company shall have delivered evidence of the termination of the Special Security Agreement, dated June 20, 1986, between Lyonnaise des Eaux, Lyonnaise, Rezayat Trading Company, Dexin Investments N.V., Gestra, Old Aqua-Chem and the United States Department of Defense, as amended, in form and substance satisfactory to the Purchasers.

                  3.26 TERMINATION OF INTERIM MANAGEMENT AGREEMENT. The Company shall have delivered evidence of the termination of the Interim Management Agreement, made July 8, 1996, between the Company, J. Miller Management, Inc. and Miller, as amended, in form and substance satisfactory to the Purchasers.

                  3.27 AMENDMENT TO EMPLOYMENT AGREEMENTS. The Company shall have delivered evidence of execution and delivery by the Company and each of Barton, McNally, Dickson and Norris of an amendment to their respective employment agreements, as in effect on the Closing Date, with Old-Aqua Chem, in form and substance satisfactory to the Purchasers.

                  3.28 ADOPTION OF 1997 STOCK OPTION PLAN. The Company shall have delivered evidence of the adoption of the Aqua-Chem, Inc. 1997 Stock Option Plan, in form and substance satisfactory to the Purchasers.

                                   ARTICLE 3A

           CONDITIONS TO THE RESPECTIVE OBLIGATIONS OF THE PURCHASERS
                           TO PURCHASE THE SECURITIES

                  The obligation of the Purchasers to perform any of their obligations hereunder are subject to the satisfaction as determined by, or waived by, the Purchasers of the following conditions on or before the date hereof.

                  3A.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the LLC, the Company and CB-Kramer contained in Article 5 hereof shall be true and correct at and as of the Closing Date and as of the date hereof as if made at and as of such dates.

                  3A.2 COMPLIANCE WITH THIS AGREEMENT. The LLC, the Company and CB-Kramer shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the LLC, the Company or CB-Kramer on or before the date hereof.

                  3A.3 CERTIFICATES.

                       (a) The Purchasers shall have received a certificate from the LLC, dated the date hereof and signed by a manager of the LLC certifying (a) that the attached copies of the Certificate of Organization of the Company, together with its Operating Agreement, which, among other things, approves this Agreement and the other Transaction Documents to which the LLC is a party and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect, and (b) as to the incumbency and specimen signature of each member and manager of the LLC executing any Transaction Document to which the LLC is a party or any other document delivered in connection herewith on behalf of the LLC.

                       (b) The Purchasers shall have received a certificate from each of the Company and CB-Kramer, dated the date hereof and signed by the Secretary or an Assistant Secretary of each of the Company and CB-Kramer, certifying (a) that the attached copies of the Certificate of Incorporation, By-Laws and the resolutions of the Board of Directors of each of the Company and CB-Kramer approving the Agreement and the other Transaction Documents to which the Company is a party and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect, and (b) as to the incumbency and specimen signature of each officer of each of the Company and CB-Kramer executing any Transaction Document to which the Company or CB-Kramer is a party or any other document delivered in connection herewith on behalf of the Company or CB-Kramer.

                  3A.4 DOCUMENTS. The Purchasers shall have received true, complete and correct copies of such agreements, schedules, exhibits, certificates, documents, financial information and filings as they may request in connection with or relating to the transactions contemplated hereby, all in form and substance satisfactory to the Purchasers.

                  3A.5 PURCHASE OF SECURITIES PERMITTED BY APPLICABLE LAWS. The acquisition of and payment for the Securities acquired by the Purchasers hereunder and the consummation of the transactions contemplated hereby and by the Transaction Documents (a) shall not be prohibited by any Requirement of Law,
(b) shall not subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law, and (c) shall be permitted by all Requirements of Law to which the Purchasers or the transactions contemplated by or referred to herein or in the Transaction Documents are subject; and the Purchasers shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

                  3A.6 OPINION OF COUNSEL. The Purchasers shall have received an opinion of outside counsel to the LLC, the Company and its Subsidiaries, dated as of the date hereof, relating to the transactions contemplated by or referred to herein, in form and substance acceptable to the Purchasers.

                  3A.7 APPROVAL OF COUNSEL TO THE PURCHASERS. All actions and proceedings hereunder and all agreements, schedules, exhibits, certificates, financial information, filings and other documents required to be delivered by the LLC and the Company and each of its Subsidiaries hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been in form and substance acceptable to Morrison Cohen Singer

& Weinstein, LLP, counsel to the Purchasers, in its reasonable judgment (including, without limitation, the opinions of counsel referred to in Sections 3A.6 hereof).

                  3A.8 CONSENTS AND APPROVALS. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the LLC, or the Company or any of its Subsidiaries necessary, desirable, or required in connection with the execution, delivery or performance (including, without limitation, the payment of interest on the Note and the issuance of Common Stock upon the exercise of the Warrant) by the LLC, or the Company or any of its Subsidiaries, or enforcement against the LLC, or the Company or any of its Subsidiaries, of the Transaction Documents to which each is a party shall have been obtained and be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

                  3A.9 NO MATERIAL JUDGMENT OR ORDER. There shall not be on the date hereof any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which, in the judgment of the Purchasers, would prohibit the consummation of the transactions contemplated under the Transaction Documents or subject the Purchasers to any penalty or other onerous condition under or pursuant to any Requirement of Law if the transactions contemplated under the Transaction Documents were to be consummated.

                  3A.10 SENIOR CREDIT FACILITY. The modification of the Senior Credit Facility shall have been consummated on terms and conditions satisfactory to the Purchasers.

                                    ARTICLE 4

                          CONDITIONS TO THE OBLIGATIONS
                      OF THE LLC, THE COMPANY AND CB-KRAMER

                  The obligations of the Company to issue and sell the Securities (and the obligation of CB-Kramer to issue and sell the Note), and the obligations of the Company and the LLC to perform their other obligations hereunder relating thereto were subject to the satisfaction as determined by, or waived by, the LLC and the Company of the following conditions on or before the Closing Date:

                  4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchasers contained in Article 6 hereof shall be true and correct at and as of the Closing Date as if made at and as of such date.

                  4.2 COMPLIANCE WITH THIS AGREEMENT. The Purchasers shall have performed and complied with all of their respective agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchasers on or before the Closing Date.


                                    ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The LLC, the Company and CB-Kramer hereby jointly and severally represent and warrant, as of the Closing Date and as of the date hereof, to the Purchasers as follows:

                  5.1 EXISTENCE AND POWER. Each of the LLC, and the Company and each of its Subsidiaries: (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; (c) is, duly qualified, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to do so would not have a material adverse effect on the Condition of the Company; and
(d) has the power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is or will be a party and to borrow hereunder.

                  5.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each of the LLC, the Company and CB-Kramer of each Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby, including without limitation the issuance of the Securities: (a) has been duly authorized by all necessary action; (b) does not contravene the terms of (i) the LLC's Certificate of Organization, or any amendment thereof, (ii) the Company's Certificate of Incorporation, By-laws or any amendment thereto, or any such documents of any of the Company's Subsidiaries; and (c) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of any of the LLC, or the Company or any of its Subsidiaries or any Requirement of Law applicable to any of the LLC, or the Company or any of its Subsidiaries.

                  5.3 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by (including, without limitation, the payment of interest on the Note and the issuance of Common Stock upon the exercise of the Warrant), or enforcement against, any of the LLC, or the Company or its Subsidiaries of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, other than the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                  5.4 BINDING EFFECT. Each of the Transaction Documents to which it is a party has been duly executed and delivered by the LLC, the Company or CB-Kramer, as the case may be, and constitutes the legal, valid and binding obligation of the LLC, the Company or CB-Kramer, as the case may be, enforceable against the LLC, the Company or CB-Kramer, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

                  5.5 NO LEGAL BAR. Neither the execution, delivery and performance of the Transaction Documents nor the issuance of or performance of the terms of the Securities will violate any Requirement of Law or any Contractual Obligation of the LLC or the Company or any of its Subsidiaries. Neither the LLC nor the Company (nor any of its Subsidiaries) has previously entered into any agreement which is currently in effect or to which the LLC or the Company or any of its Subsidiaries is currently bound, granting any rights to any Person which are inconsistent with the rights to be granted by the LLC or the Company or any of its Subsidiaries, as the case may be, in the Transaction Documents.

                  5.6 LITIGATION. Except as set forth on Schedule 5.6, there are no material legal actions, suits, proceedings, claims or disputes pending or threatened, at law, in equity, in arbitration or before any Governmental Authority against or affecting the LLC, or the Company or any of its Subsidiaries (or, as applicable, to the Company's knowledge, any of their respective shareholders, directors, officers, employees or agents). No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of the Transaction Documents.

                  5.7 COMPLIANCE WITH LAWS. Except as set forth on Schedule 5.7, the LLC, and the Company and each of its Subsidiaries are in compliance with all Requirements of Law except where such non-compliance would not have a material adverse effect on the Condition of the Company.

                  5.8 NO DEFAULT OR BREACH. No event has occurred and is continuing or would result from the incurring of obligations by the LLC, or the Company or any of its Subsidiaries under the Transaction Documents which constitutes or, with the giving of notice or lapse of time or both, would constitute an Event of Default. Neither the LLC, nor the Company (nor any of its Subsidiaries) is in default under or with respect to any Contractual Obligation in any material respect.

                  5.9 TITLE TO PROPERTIES.

                      (a) The Company and/or its Subsidiaries have good and marketable title in and to all real property reflected on the Pro Forma Balance Sheet or used in connection with their business free and clear of all liens, encumbrances, liabilities, claims, rights and restrictions except as provided on
Schedule 5.9(a).

                       (b) The Company and/or its Subsidiaries hold all of the right, title and interest of the tenant under the leases reflected on the Pro Forma Balance Sheet or used in connection with the business of the Company free and clear of all liens, encumbrances, liabilities, claims, rights and restrictions except as provided on Schedule 5.9(b) or except where the failure to do so would not have a material adverse effect on the Condition of the Company.

                  5.10 USE OF REAL PROPERTY. Except as set forth on Schedule 5.10, the owned and leased real properties reflected on the Pro Forma Balance Sheet or used in connection with the business of the Company and its Subsidiaries, are used and operated in compliance and conformity with all applicable leases, contracts, commitments, licenses and permits, except to the extent that the failure so to conform would not materially adversely affect the Condition of the Company; neither the Company nor any of its Subsidiaries has received notice of violation of any applicable zoning or building regulation, ordinance or other law, order, regulation or requirement relating to the operations of either the Company or any of its Subsidiaries; and there is no such violation except to the extent that such violation would not have a material adverse effect on the Condition of the Company. Except as set forth on
Schedule 5.10, all structures, improvements and other buildings that are owned or covered by leases reflected on the Pro Forma Balance Sheet or used in connection with the business of the Company and its Subsidiaries, comply with all applicable ordinances, codes, regulations and requirements (except where non compliance would not have a material adverse effect on the Condition of the Company), have a valid and subsisting certificate of occupancy for their present use (except where the failure to obtain such a certificate of occupancy would not have a material adverse effect on the Condition of the Company), and neither the Company nor any Subsidiary thereof has received any written notice from any Governmental Authority which is still outstanding of any failure to obtain any certificate, permit, license or approval with respect to the real property, or any intended revocation, modification or cancellation of same, and no law or regulation presently in effect or condition precludes or materially restricts continuation of the present use of such properties. The Company enjoys peaceful and undisturbed possession under each of the leased real properties reflected on the Pro Forma Balance Sheet or used in connection with the business of the Company and its Subsidiaries except where the failure to enjoy such possession would not have a material adverse effect on the Condition of the Company. There is no default on the part of the Company or any of its Subsidiaries or event or condition which with notice or lapse of terms, or both, would constitute a default on the part of the Company or any of its Subsidiaries under any such lease except where such default would not have a material adverse effect on the Condition of the Company. There are no material service contracts, maintenance contracts, union contracts, concession agreements, licenses, agency agreements or any other written contracts or agreements affecting the real property or the leased property reflected on the Pro Forma Balance Sheet or used in connection with the business of the Company and its Subsidiaries, or the operation thereof, other than those listed on Schedule 5.10, except for contracts or agreements (oral or written) which are cancelable on no more than thirty (30) days' notice. There are no pending or, to the knowledge of the Company, threatened condemnation or eminent domain proceedings that would affect any part of the real property or the leased property reflected on the Pro Forma Balance Sheet or used in connection with the business of the Company and its Subsidiaries. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the real property or the leased property on the Pro Forma Balance Sheet or used in connection with the business of the Company and its Subsidiaries, at law or in equity, before any federal, state, municipal or governmental department, commission, board, bureau, agency or instrumentality which would in any way affect title to such real property or the leased property.

                  5.11 TAXES.

                           (a) Each of the Company and its Subsidiaries has
filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid or reserved for on the Company's Financial Statements. The Company and all of its Subsidiaries have timely filed all Tax Returns, or currently are the beneficiaries of valid extensions of time within which to file any Tax Return except as described on Schedule 5.11. No claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction which claim has not currently been resolved, except as described on Schedule 5.11. There are no Liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                           (b) Except as set forth on Schedule 5.11, each of the
Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractors, creditor, stockholder, or other third party.

                           (c) Neither the Company nor its Subsidiaries
reasonably expects any Governmental Authority to assess any additional Taxes for any period for which Tax Returns have been filed. Except as set forth on
Schedule 5.11, there is no dispute or claim concerning any Tax Liability of the Company or any of its Subsidiaries either (i) claimed or raised by any Governmental Authority in writing or (ii) as to which the Company has knowledge based upon personal contact with any agent of such authority. The Company has made available to the Purchasers correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since December 31, 1992.

                           (d) Except as listed on Schedule 5.11, none of the
Company and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (e) Neither the Company nor any of its Subsidiaries
has filed a consent under Code Section 341(f) concerning collapsible corporations. Neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. Neither the Company nor any of its Subsidiaries has been a United

States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could reasonably give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6621. Except as set forth on Schedule 5.11, immediately following the Aqua-Chem Merger, neither the Company nor any of its Subsidiaries shall be a party to any Tax allocation or sharing agreement, and neither the Company nor any of its Subsidiaries shall be a member of an Affiliated Group filing a consolidated federal income Tax Return other than a group consisting of the Company and its Subsidiaries.

                           (f) Neither the Company nor any of its Subsidiaries
has any liability for the Taxes of any person or entity other than the Company and its Subsidiaries (i) under Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

                           (g) To the Company's knowledge, no amounts will now
or in the future be due or owing by the Company or the LLC or any of their respective Subsidiaries or Affiliates under the Tax Reporting and Indemnification Agreement, dated as of the date hereof, among Lyonnaise, Gestra, Old Aqua-Chem, A-C Acquisition Corp. and the LLC.

                  5.12     FINANCIAL CONDITION.

                           (a) The Company has furnished the Purchasers with
true and complete copies of (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1994, December 31, 1995 and December 31, 1996 and the related consolidated statements of income, Stockholders equity and cash flow, together with the notes thereto, of the Company and its Subsidiaries for the years ended December 31, 1994, December 31, 1995 and December 31, 1996 (the "AUDITED FINANCIAL STATEMENTS"), and (ii) the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as of June 30, 1997 and the related consolidated and consolidating statements of income, Stockholders equity and cash flow, together with the notes thereto, of the Company and its Subsidiaries for the six (6) month period ended June 30, 1997 (the "1997 FINANCIAL STATEMENTS"). The Audited Financial Statements and the 1997 Financial Statements fairly present, in all material respects, the financial position of the Company and each of its Subsidiaries as of the respective dates thereof, and the results of operations and cash flows of the Company and each of its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto and subject, in the case of the 1997 Financial Statements, to normal year-end audit adjustments.

                           (b) The Pro Forma Balance Sheet delivered to the
Purchasers sets forth the assets and liabilities of the Company and each of its Subsidiaries on a pro forma consolidated basis after taking into account the consummation of the transactions contemplated in this Agreement as of the Closing Date in question. The Pro Forma Balance Sheet has been prepared by the Company in accordance with GAAP, consistently applied, and fairly presents in all material respects the assets and liabilities of the Company and its Subsidiaries on a consolidated basis, reflecting the consummation of the transactions contemplated in this Agreement, based on the assumptions set forth therein as of the Closing Date, and subject to normal year-end audit adjustments.

                       (c) The projections of the Company and its Subsidiaries on a consolidated basis heretofore delivered to the Purchasers (i) were prepared by the Company in the ordinary course of its operations consistent with past practice, (ii) are the most current projections prepared by the Company relating to the periods covered thereby, and (iii) are based on assumptions which were reasonable when made and such assumptions and projections are reasonable on the date hereof. Neither the Company not any of its Subsidiaries have delivered to any Person any later dated projections.

                  5.13 ERISA -- PROHIBITED TRANSACTIONS. The execution and delivery of the Transaction Documents, the purchase and sale of the Securities hereunder and the consummation of the transactions contemplated hereby and thereby will not result in any prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code.

                  5.14 DISCLOSURE.

                       (a) Agreement and Other Documents. This Agreement, together with all exhibits and schedules hereto, and the agreements, certificates and other documents furnished to the Purchasers by the Company and its Subsidiaries at the Closing, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                       (b) Material Adverse Effects. There is no fact known to the Company, which the Company has not disclosed to the Purchasers in writing which materially adversely affects or, insofar as the Company can reasonably foresee, could materially adversely affect, the Condition of the Company or the ability of the Company or any of its Subsidiaries to perform their obligations under the Transaction Documents, or any agreement or other document contemplated thereby to which it is a party.

                  5.15 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1996, except as set forth on Schedule 5.15, neither the Company nor any of its Subsidiaries has (i) issued any stock, bonds or other corporate securities, (ii) borrowed any amount or incurred any liabilities (absolute or contingent), other than in the ordinary course of business, in excess of $10,000, (iii) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business, in excess of $10,000, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, (vi) sold, assigned or transferred any of its tangible assets, or canceled any debts or claims, (vii) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets,
(viii) suffered any losses of property, or waived any rights of substantial value, (ix) suffered any adverse change in the Condition of the Company or its Subsidiaries,
(x) expended any material amount, granted any bonuses or extraordinary salary increases, (xi) entered into any transaction not in the ordinary course of business involving consideration in excess of $50,000 except as otherwise contemplated hereby or (xii) entered into any agreement or transaction, or amended or terminated any agreement, with an Affiliate. To the knowledge of the Company, no adverse change in the Condition of the Company or its Subsidiaries is threatened or reasonably likely to occur.

                  5.16 ENVIRONMENTAL MATTERS. Except as described on Schedule 5.16:

                       (a) The property, assets and operations of the Company and its Subsidiaries are and have been in compliance with all applicable Environmental Laws; there are no Hazardous Materials stored or otherwise located in, on or under any of the property or assets of the Company or its Subsidiaries including the groundwater except in compliance with applicable Environmental Laws.

                       (b) None of the property, assets or operations of the Company or its Subsidiaries is the subject of any Federal, state or local investigation evaluating whether (i) any remedial action is needed to respond to a release or threatened release of any Hazardous Materials into the environment or (ii) any release or threatened release of any Hazardous Materials into the environment is in contravention of any Environmental Law.

                       (c) Neither the Company nor its Subsidiaries has received any notice or claim, nor are there pending, threatened or reasonably anticipated, lawsuits or proceedings against any of them, with respect to violations of an Environmental Law or in connection with the presence of or exposure to any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment, and neither the Company nor its Subsidiaries is or was the owner or operator of any property which (i) pursuant to any Environmental Law has been placed on any list of Hazardous Materials disposal sites, including, without limitation, the "NATIONAL PRIORITIES LIST" or "CERCLIS LIST," (ii) has, or had, any subsurface storage tanks located thereon, or (iii) has ever been used as or for a waste disposal facility, a mine, a gasoline service station or, other than for petroleum substances stored in the ordinary course of business, a petroleum products storage facility.

                       (d) Neither the Company nor any of its Subsidiaries has any present or contingent liability in connection with the presence either on or off the property or assets of the Company or its Subsidiaries of any Hazardous Materials in the environment or any release or threatened release of any Hazardous Materials into the environment.

                  5.17 INVESTMENT COMPANY/GOVERNMENT REGULATIONS. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor its Subsidiaries is subject to regulation under the Public Utility Holding

Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur Indebtedness.

                  5.18     SUBSIDIARIES.

                           (a) As of the Closing Date and the date hereof after
giving effect to the transactions contemplated hereby and in the other Transaction Documents, including without limitation, the Contribution Agreement, Schedule 5.18 sets forth a complete and accurate list of all of the Subsidiaries of the LLC together with their respective jurisdictions of incorporation or organization. Except as set forth on Schedule 5.18, each such Subsidiary is wholly owned by the LLC. All of the outstanding shares of capital stock of the Subsidiaries that are corporations are validly issued, fully paid and nonassessable. Except as set forth on Schedule 5.18, as of the Closing Date and as of the date hereof, all of the outstanding shares of capital stock of, or other ownership interests in, each of the Subsidiaries are owned by the LLC or by a wholly owned Subsidiary free and clear of any Liens, claims, charges or encumbrances. Except as set forth on Schedule 5.18, no Subsidiary has outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Subsidiary to issue, transfer or sell any securities of the Subsidiary.

                           (b) Except for the Subsidiaries of the LLC set forth
in Schedule, the LLC does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation, and (ii) any equity, voting or participating interest in any limited liability company, partnership, joint venture or other non-corporate business enterprises.

                           (c) As of the Closing Date after giving effect to the
transactions contemplated hereby and in the other Transaction Documents, including without limitation, the Merger Transaction Documents, Schedule 5.18 sets forth a complete and accurate list of all of the Subsidiaries of the Company together with their respective jurisdictions of incorporation or organization. Except as set forth on Schedule 5.18, each such Subsidiary is wholly owned by the Company. All of the outstanding shares of capital stock of the Subsidiaries that are corporations are validly issued, fully paid and nonassessable (subject to Section 180.0622 of the Wisconsin Statutes). Except as set forth on Schedule 5.18, as of the Closing Date and as of the date hereof and the date hereof, all of the outstanding shares of capital stock of, or other ownership interests in, each of the Subsidiaries are owned by the Company or by a wholly owned Subsidiary free and clear of any Liens, claims, charges or encumbrances. No Subsidiary has outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Subsidiary to issue, transfer or sell any securities of the Subsidiary.

                           (d) Except for the Subsidiaries of the Company set
forth in Schedule 5.18, the Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation, and (ii) any equity, voting or participating interest in any limited liability company, partnership, joint venture or other non-corporate business enterprises.

                  5.19     CAPITALIZATION.

                           (a) As of the Closing Date and as of the date hereof
after giving effect to the transactions contemplated hereby and in the other Transaction Documents, including, without limitation, the Contribution Agreement, the LLC shall have authorized: 1,742.55 Class A-1 Membership Units, 510,000 Class A-2 Membership Units, 176,471 Class B Membership Units, 722.247 Class C-1 Membership Units, 101.245 Class D-1 Membership Units, 118.086 Class E-1 Membership Units, 37.09 Class F-1 Membership Units, 33.782 Class G-1 Membership Units, 349,500 Class C-2 Membership Units, 49,000 Class D-2 Membership Units, 57,200 Class E-2 Membership Units, 18,000 Class F-2 Membership Units, and 16,300 Class G-2 membership Units. All of such Membership Units are issued and outstanding. The Company has no Membership or other equity interests held in treasury. All outstanding equity interests of the LLC are validly issued, fully paid and nonassessable. Schedule 5.19 (a) provides an accurate list of (A) all members owning the issued and outstanding equity interests in the LLC, together with the number held by each immediately following the Closing, and (B) all of the holders of warrants, options, rights and securities convertible into equity interests in the LLC, together with the number of equity interests in the LLC to be issued upon the exercise or conversion of such warrants, options, rights and convertible securities.

                           (b) On the Closing Date and as of the date hereof,
except for the equity interests and securities set forth in Sections 5.19(a) and 5.19(c), there will be no outstanding securities convertible into or exchangeable for equity interests in the LLC or any of its Subsidiaries or options, warrants or other rights to purchase or subscribe to equity interests in the LLC or any of its Subsidiaries or contracts, commitments, agreements, understandings or arrangements of any kind to which the LLC or any of its Subsidiaries is a party relating to the issuance of any equity interests in the LLC or any of its Subsidiaries, any such convertible or exchangeable securities or any such options, warrants or rights.

                           (c) As of the Closing Date and as of the date hereof,
after giving effect to the transactions contemplated hereby and in the Transaction Documents, including without limitation, the Merger Transaction Documents, the Company shall have authorized: 130 shares of Series A Preferred Stock, par value $.01 per share ("SERIES A PREFERRED STOCK"), all of which are issued and outstanding; 130 shares of Series B Redeemable Preferred Stock, par value $.01 per share (the "SERIES B PREFERRED STOCK"), all of which are issued and outstanding; 6,000 shares of Series C Redeemable Preferred Stock, 2,755 of which are issued and outstanding; and 2,000,000 shares of Common Stock, of which 1,000,000 shares are issued and outstanding. 61,919 shares of Common Stock are reserved for issuance pursuant to the exercise of stock options issuable in accordance with the terms of one or more stock option plans of the Company, which plans has been approved by the Board of Directors and by WEP and WSDF (the "MANAGEMENT OPTIONS"). The Company has no shares of capital stock held in Treasury. The Warrant, the Management Options and all outstanding of capital stock of the Company have been duly authorized by all necessary corporate action. All outstanding shares of capital stock of the Company are, and the shares of Common Stock issuable upon the exercise of the Warrant and the Management Options, when issued in accordance with the terms thereof, will be validly issued, fully paid and, subject to the provisions of Section 180.0622 of the Wisconsin Statutes, non-assessable. Schedule 5.19(b) provides an accurate list of (A) all stockholders owning the issued and outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock, together with the number held by each immediately following the Closing, and (B) all the holders of warrants, options, rights and securities convertible into Common Stock, together with the number of shares of Common Stock to be issued upon the exercise or conversion of such warrant, options, rights and convertible securities.

                       (d) On the Closing Date and as of the date hereof, except for the Warrant and Management Options, there will be no outstanding securities convertible into or exchangeable for capital stock of the Company or any of its Subsidiaries or options, warrants or other rights to purchase or subscribe to capital stock of the Company or any of its Subsidiaries or contracts, commitments, agreements, understandings or arrangements or any kind to which the Company or any of its Subsidiaries is a party relating to the issuance of any capital stock of the Company or any of its Subsidiaries, any such convertible or exchangeable securities or any such options, warrants or rights.


                  5.20 PRIVATE OFFERING. No form of general solicitation or general advertising was used by the Company, its Subsidiaries, or its or their representatives in connection with the offer or sale of the Securities. No registration of the Securities or Common Stock issuable upon the exercise of the Warrant pursuant to the provisions of the Securities Act or the state securities or "blue sky" laws will be required by the offer, sale or exercise of the Warrant. The Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Securities or any other security so as to require the registration of the Securities or Common Stock issuable upon the exercise of the Warrant or Common Stock issuable upon conversion of the Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Securities or Common Stock issuable upon the exercise of the Warrant or Common Stock issuable upon conversion of the Shares are so registered.

                  5.21 BROKER'S, FINDER'S OR SIMILAR FEES. Except as provided in
Section 2.4 or as set forth on Schedule 5.21 there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby or in any other Transaction Documents based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries, or any action taken by any such entity. Any such brokerage commissions, finders' fees or similar fees or commissions set forth on Schedule
5.21 shall be paid by the Company.

                  5.22 LABOR RELATIONS. Neither the Company nor any of its Subsidiaries has committed or is engaged in any unfair labor practice. Except as set forth in Schedule 5.22, there is

(a) no unfair labor practice complaint pending or threatened against the Company or any of its Subsidiaries before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or threatened, (b) no strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its Subsidiaries, (c) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and no union organizing activities are taking place, and (d) no employment contract with any employee or independent contractor of the Company or any Subsidiary. The Company and each Subsidiary is in compliance in all material respects with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours. Except as set forth on Schedule 5.22, neither the Company, nor any of its Subsidiaries, is a party to any collective bargaining agreement.

                  5.23     EMPLOYEE BENEFIT PLANS.

                           (a) Employee Benefit Plans and Liabilities. Neither
the Company nor any ERISA Affiliate has contributed to nor has any actual or contingent, direct or indirect, liability in respect of any employee benefit plan (as defined in Section 3(3) of ERISA) or other employee benefit arrangement (collectively, the "PLANS"), within the five-consecutive-year period immediately preceding the first day of the year in which the Closing Date occurs other than those liabilities with respect to such Plans specifically described on Schedule 5.23(a). Schedule 5.23(a) sets forth all Plans. Except as set forth on Schedule 5.23(a), at no time during such five year period has the Company or any ERISA Affiliate participated in or contributed to any Multiemployer Plan, nor during such period has the Company or any ERISA Affiliate had an obligation to participate in or contribute to any such Multiemployer Plan. No agreement subject to section 4204 of ERISA has been entered into in connection with the transactions contemplated in this Agreement. There are no outstanding liabilities of the Company or any ERISA Affiliate to any employee benefit plans previously maintained by the Company or any ERISA Affiliate, and the Company is not aware of any potential liabilities in connection therewith. There are no actions, suits or claims, other than for benefits in the ordinary course, pending or threatened against the Company or the Plans which might subject the Company to any material liability. The Company has delivered to the Purchasers accurate and complete copies of all of the Plans.

                           (b) Plan Compliance. The Company and its Subsidiaries
are in compliance in all material respects with all reporting, disclosure and registration requirements applicable to it under the Code, as amended (the "Code"), ERISA and all federal and state securities laws, and Department of Labor, Internal Revenue Service and Commission rules and regulations promulgated thereunder, with respect to all of the Plans, and is not subject to any liability, whether asserted or not, for any penalties to any Governmental Authority for late filing of any return, report or other governmental filing. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA or any other federal or state law is pending or threatened against any fiduciary of the Plans. No Plan, or any fiduciary thereof, has been, or is currently, the direct or indirect subject of an audit, investigation or examination by any Governmental Authority. All of the Plans comply currently, and have complied in the past, both as to form and operation, in all material respects, with their terms and with all Requirements of Law. Each of the Plans maintained by Company or a Subsidiary that is an "employee benefit pension plan" (within the meaning of Section 3(2)(A) of ERISA) has obtained a favorable determination (covering all changes or amendments applicable under Requirements of Law) from the Internal Revenue Service as to its qualification under Sections 401(a) and 501(a) of the Code or is within the remedial amendment period (as provided in Section 401(b) of the Code) for making any required changes or amendments, and nothing has occurred before or after the date of each such determination letter a would adversely affect such qualification. All amounts that are currently owing to plan participants, or contributions required to be made to the Plans have been timely paid or contributed with respect to all periods prior to the date hereof or provided for by adequate reserves on the Pro Forma Balance Sheet

                           (c) Prohibited Transactions. Except as set forth on
Schedule 5.23(c), no Plan, nor any related trust, nor the Company, nor any Subsidiary thereof, nor any trustee, administrator or other "party in interest" or "disqualified person" (within the meaning of Section 3(14) of ERISA or Section 4975(e)(2) of the Code, respectively) with respect to the Plans, has engaged in any nonexempt "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code, respectively) with respect to the participation of Company or its Subsidiaries therein, which could subject any of the Plans or related trusts, or any trustee, administrator or other fiduciary of any such Plan, or the Company, its Subsidiaries or the Purchasers, or any other party dealing with the Plans, to the penalties or excise tax imposed on prohibited transactions by Section 502 of ERISA or Section 4975 of the Code which could have a material adverse effect on the Condition of the Company.

                           (d) COBRA. Except as set for in Schedule 5.23(d), (i)
the Company and each of its Subsidiaries has complied with the continuation coverage requirements of group health plans provided in Section 4980B of the Code, Sections 601 et seq. of ERISA, the Family and Medical Leave Act of 1994, and the regulations promulgated thereunder, and (ii) to the knowledge of the Company, there are no individual claims by any employee of the Company or any of its Subsidiaries for any illness, medical condition or accident which is expected, individually or in the aggregate with all other such illnesses, medical conditions or accidents involving other employees of the company or its Subsidiaries to have a material adverse effect on the Condition of the Company within the twelve (12)-month period following the Closing Date.

                           (e) Miscellaneous. Except as set forth on Schedule
5.23(e), neither the Company, its Subsidiaries, nor any Plan provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any of its Subsidiaries, other than continuation coverage required by section 4980B of the Code. Neither the Company nor any of its Subsidiaries is a party to or obligated under any agreement, plan, contract or other arrangements that will result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of section 280G of the Code.

                  5.24 PATENTS, TRADEMARKS, ETC. The Company and its Subsidiaries own or are licensed or otherwise have the right to use all patents, trademarks, service marks, trade names, copyrights, licenses, franchises and other rights (collectively, the "RIGHTS") being used to conduct their businesses as now operated (a complete list of licenses or other contracts relating to the Company's and its Subsidiaries' Rights and of registrations of patents, trademarks, service marks and copyrights including any applications therefor constituting such Rights, is attached hereto as Schedule 5.24). No Right or product, process, method, substance or other material presently sold by or employed by the Company or any of its Subsidiaries, or which the Company or any of its Subsidiaries contemplates selling or employing, infringes upon the Rights that are owned by others except where such infringement would not have a material adverse effect on the condition of the Company. No litigation is pending and no claim has been made against the Company or any of its Subsidiaries or is threatened, contesting the right of the Company or any of its Subsidiaries to sell or use any Right or product, process, method, substance or other material presently sold by or employed by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has asserted any claim of infringement, misappropriation or misuse by any Person of any Rights owned by the Company or any of its Subsidiaries or to which they have exclusive use. Except as set forth on
Schedule 5.24, no employee, officer or consultant of the Company or any of its Subsidiaries has any proprietary, financial or other interest in any Rights owned or used by the Company or its Subsidiaries in their businesses. Except as set forth on Schedule 5.24, neither the Company nor any of its Subsidiaries has any obligation to compensate any Person for the use of any Rights and neither the Company nor any of its Subsidiaries has granted any license or other right to use any of the Rights of the Company or it Subsidiaries, whether requiring the payment of royalties or not. The Company and its Subsidiaries have taken all reasonable measures to protect and preserve the security, confidentiality and value of their Rights, including trade secrets and other confidential information. All material trade secrets and other confidential information of the Company and its Subsidiaries are not part of the public domain or knowledge, nor have they been used, divulged or appropriated for the benefit of any Person other than the Company or its Subsidiaries or otherwise to the detriment of the Company or its Subsidiaries. No employee or consultant of the Company or its Subsidiaries has used any material trade secrets or other material confidential information of any other Person in the course of his work for the Company or its Subsidiaries. No patent, invention, device, principle or any statute, law, rule, regulation, standard or code is pending or proposed which would materially restrict the Company's ability to use any of the Rights.

                  5.25 POTENTIAL CONFLICTS OF INTEREST. Except as set forth on
Schedule 5.25, no officer or director, stockholder or other security holder (other than Lyonnaise and Gestra) of the Company or any of its Subsidiaries: (a) owns, directly or indirectly, any interest in (excepting less than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person that is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of, or lender to or borrower from, the Company or any of its Subsidiaries; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or any of its Subsidiaries used in the conduct of business; or (c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, the Company or any of its Subsidiaries, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

                  5.26 TRADE RELATIONS. Except for the John Deere flywheel and pulley business, there exists no actual or threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the Company, its Subsidiaries or their business with any customer or any group of customers whose purchases are individually or in the aggregate material to the business of the Company or any such Subsidiary, or with any material supplier, and there exists no present condition or state of facts or circumstances that would materially adversely affect the Condition of the Company or prevent the Company or its Subsidiaries from conducting their business after the consummation of the transactions contemplated by this Agreement, in substantially the same manner in which such business has heretofore been conducted. in substantially the same manner in which such business has heretofore been conducted.

                  5.27 OUTSTANDING BORROWINGS. Schedule 5.27 lists (i) the amount of all Outstanding Borrowings of the Company and its Subsidiaries (other than Indebtedness under this Agreement or the Senior Loan Agreement) as of the closing of the transactions contemplated hereby, (ii) the Liens that relate to such Outstanding Borrowings and that encumber the assets of the Company and its Subsidiaries, (iii) the name of each lender thereof, and (iv) the amount of any unfunded commitments available to the Company in connection with any Outstanding Borrowings.

                  5.28 MATERIAL CONTRACTS. Neither the Company nor any Subsidiary is a party to any Contractual Obligation, or is subject to any charge, corporate restriction, judgment, injunction, decree, or Requirement of Law, materially adversely affecting the Condition of the Company. Schedule 5.28 lists all contracts, agreements and commitments of the Company and its Subsidiaries as of the Closing Date and as of the date hereof, whether written or oral, other than (a) the Transaction Documents, (b) purchase orders in the ordinary course of business, and (c) any other contracts, agreements and commitments of the Company that do not extend beyond one year and involve the receipt or payment of not more than $500,000. Neither the LLC, nor the Company or any of its Subsidiaries (i) is in default under any of the contracts, agreements and commitments set forth on Schedule 5.28, or (ii) has notice of a default involving any other party to such contracts, agreements or commitments.

                  5.29 INSURANCE. Schedule 5.29 accurately summarizes all of the insurance policies or programs of the Company and each Subsidiary in effect as of the date hereof, and indicates the insurer's name, policy number, expiration date, amount of coverage, type of coverage, annual premiums, exclusions and deductibles, and also indicates any self-insurance program that is in effect. All such policies are in full force and effect, are underwritten by financially sound and reputable insurers, are sufficient for all applicable Requirements of Law and otherwise are in compliance with the criteria set forth in Section 8.8 hereof. Except as disclosed on Schedule 5.29, all such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of any of the transactions contemplated by the Transaction Documents. The Company shall obtain and maintain insurance policies of substantially equivalent coverage and from insurance providers of substantially equivalent quality, in each case reasonably satisfactory to Purchasers, in replacement of the insurance policies listed on Schedule 5.29.

                  5.30 ACCOUNTS RECEIVABLE. Schedule 5.30 sets forth a true and correct list of all accounts receivable of the Company and the Subsidiaries as of June 30, 1997, which net of reserves and allowances, will be reflected on the Company's financial statements dated as of such date. All such accounts receivable of the Company and the Subsidiaries reflected in Schedule 5.30 represent transactions actually made in the ordinary course of business, and were calculated in accordance with GAAP. All such accounts receivable are legal, valid and binding obligations, of the respective amount debtors and are collectible, net of such reserves and allowances.

                  5.31 INVENTORY. Schedule 5.31 sets forth an accurate summary list of all inventory of the Company and the Subsidiaries as of June 30, 1997 and will be reflected on the Company's financial statements as of such date. To the knowledge of the Company all work in process and finished goods inventory is free of any material defect or other deficiency.

                  5.32 PRODUCTS LIABILITY. Except as set forth on Schedule 5.32, there is no action, suit, proceeding or to the knowledge of the Company, inquiry or investigation pending by or before any Governmental Authority against the Company or any of the Subsidiaries relating to any product alleged to have been sold by the Company or any of the Subsidiaries and alleged to have been sold by the Company or any of the Subsidiaries and alleged to have been defective, or improperly designed or manufactured, nor to the knowledge of the Company is there any valid basis for any such action, proceeding or investigation.

                  5.33 SOLVENCY. The LLC, and the Company and its Subsidiaries, taken as a whole, are Solvent.

                  5.34 OTHER DOCUMENTS. The LLC and the Company have delivered or made available to the Purchasers true, complete and correct copies of all agreements, schedules, exhibits, certificates, financial information, filings and other documents relating to the LLC, and the Company and its Subsidiaries, and all amendments and modifications thereto. Such documents comprise a full and complete copy of all agreements and understandings between the parties thereto with respect to the subject matter thereof and all transactions related thereto, and there are no written agreements, understandings or side agreements, nor any material oral agreements, understandings or side agreements not contained therein that relate to or modify the substance thereof. Each of such documents to which it is a party has been duly authorized by all necessary action on the part of the LLC, and the Company and its Subsidiaries, was validly executed and delivered by the LLC, and the Company and its Subsidiaries and is the legal, valid and binding obligation of the LLC, and the Company and its Subsidiaries and their successors, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally and by general principles of equity relating to enforceability. Each of such documents is in full force and effect, and none of their provisions have been waived by any party thereto.

                  5.35 STATUS OF LLC. For the period beginning on the date of formation of the LLC and ending immediately prior to the Closing Date, the LLC has conducted no business or operation (other than organizational activities), owned no assets and had no liabilities.

                  5.36 MERGER AGREEMENT AND SENIOR LOAN AGREEMENT; REPRESENTATIONS AND WARRANTIES. The representations and warranties made in each of the Merger Agreement and the Senior Loan Agreement by the parties thereto are true, correct and accurate as of the Closing Date and as of the date hereof.

                  5.37 COVENANTS. The Company and CB-Kramer have performed and complied with all of its obligations contemplated herein that are required to be performed or complied with by the LLC, the Company and CB-Kramer on or before the date hereof.


                                    ARTICLE 6

                               REPRESENTATIONS AND
                          WARRANTIES OF THE PURCHASERS

                  Each Purchaser, severally but not jointly, hereby represents and warrants, as of the Closing Date and as of the date hereof, as to itself as follows:

                  6.1 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by it of this Agreement: (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of its organizational documents or any amendment thereof; and (c) will not violate, conflict with or result in any breach or contravention of any of its Contractual Obligations, or any order or decree directly relating to it.

                  6.2 BINDING EFFECT. This Agreement has been duly executed and delivered by it and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                  6.3 NO LEGAL BAR. The execution, delivery and performance of this Agreement by it will not violate any Requirement of Law applicable to it.

                  6.4 PURCHASE FOR OWN ACCOUNT. The Securities acquired by it pursuant to this Agreement were acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of the WSDF Note or the WSDF Warrant, in the case of WSDF, or the WEP Shares, in the case of WEP, under an effective registration statement under the

Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control. If a Purchaser should in the future decide to dispose of any of the Securities, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. It agrees to the imprinting of a legend on certificates representing all of the Securities to the following effect: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

                  6.5 ERISA. No part of the funds used by it to purchase the Securities hereunder constitutes assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) or "plan" (as defined in Section 4975 of the
Code) listed on Schedule 5.23(b).

                  6.6 BROKER'S, FINDER'S OR SIMILAR FEES. Except as set forth on
Schedule 5.21, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with it or any action taken by it.

                  6.7 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENT. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by it or enforcement against it of this Agreement or the transactions contemplated hereby, other than the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                                    ARTICLE 7

                                 INDEMNIFICATION

                  7.1 INDEMNIFICATION. In addition to all other sums due hereunder or provided for in this Agreement, the LLC, the Company and CB-Kramer jointly and severally agree to indemnify and hold harmless the Purchasers and their respective Affiliates and each of their respective officers, directors, agents, employees, subsidiaries, partners, attorneys, accountants and controlling persons (each, an "INDEMNIFIED PARTY") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel incurred by an Indemnified Party in any action or proceeding between any of the LLC, the Company and the Company's Subsidiaries and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) or other liabilities, losses, or diminution in value (collectively, "LIABILITIES") resulting from or arising out of (a) any breach of any representation or warranty, covenant or agreement of the LLC, the Company, or CB-Kramer in this Agreement, the Certificate of Incorporation, the Registration Rights Agreement, the Stockholders' and Members' Agreement, the Note, the Warrant, or the other Transaction Documents, including, without limitation, the failure to make payment when due of amounts owing pursuant to this Agreement, the Note, the Shares or the other Transaction Documents, on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or any legal, administrative or other actions (including, without limitation, actions brought by any of the Purchasers, the LLC, the Company, the Company's Subsidiaries or any equity holders of the LLC or the Company or the Company's Subsidiaries or derivative actions brought by any Person claiming through or in the name of the LLC or the Company or the Company's Subsidiaries), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of the Transaction Documents, the transactions contemplated thereby, or any Indemnified Party's role therein or in the transactions contemplated thereby and (b) all Environmental Costs incurred by the LLC, or the Company or its Subsidiaries on or after the Closing Date; provided, however, that the LLC, the Company and the Company's Subsidiaries shall not be liable under this Section 7.1 to an Indemnified Party:
(i) for any amount paid by the Indemnified Party in settlement of claims by the Indemnified Party without the LLC's, the Company's or CB-Kramer's consent
(which consent shall not be unreasonably withheld), as the case may be, (ii) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct or gross negligence of such Indemnified Party or (iii) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the LLC, the Company and the Company's Subsidiaries shall make the maximum contribution to the payment and satisfaction of such Liabilities which shall be permissible under applicable laws. In connection with the obligation of the LLC, the Company or CB-Kramer to indemnify for expenses as set forth above, the LLC, the Company and CB-Kramer further agree, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including fees, disbursements and other charges of counsel incurred by an Indemnified Party in any action or proceeding between the LLC, the Company, or CB-Kramer and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from
(x) the willful misconduct or gross negligence of such Indemnified Party or (y) the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in this Agreement or any other Transaction Document.

                  7.2 NOTIFICATION. Each Indemnified Party under this Article 7 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the LLC, the

Company or CB-Kramer under this Article 7, notify the LLC, the Company or CB-Kramer, as the case may be, in writing of the commencement thereof. The omission of any Indemnified Party so to notify the LLC, the Company or CB-Kramer, as the case may be, of any such action shall not relieve the LLC, the Company or the Company's Subsidiaries, as the case may be, from any liability which it may have to such Indemnified Party unless, and only to the extent that, such omission results in the forfeiture by the LLC, the Company or CB-Kramer, as the case may be, of substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the LLC, the Company or CB-Kramer, as the case may be, of the commencement thereof, the LLC, the Company or CB-Kramer, as the case may be, shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which the LLC, the Company or CB-Kramer, as the case may be, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the expense of the LLC, the Company or CB-Kramer, as the case may be, and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the LLC, the Company or CB-Kramer, as the case may be, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that in no event shall the LLC, the Company or CB-Kramer, as the case may be, be required to pay fees and expenses under this Article 7 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The LLC, the Company and CB-Kramer agree that they will not, without the prior written consent of the Purchasers, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Purchasers and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The LLC, the Company and CB-Kramer shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

                  7.3 REGISTRATION RIGHTS AGREEMENT. Notwithstanding anything to the contrary in this Article 7, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

                  7.4 ENVIRONMENTAL BASKET. Notwithstanding any other provision in this Article 7, the LLC, the Company and CB-Kramer shall be obligated to indemnify the Indemnified Partes with respect to any Liabilities resulting from or arising out of (a) any breach of the representations or warranties set forth in Section 5.16 of this Agreement, and (b) any Environmental Costs arising on or after the Closing Date, only after the aggregate amount of all such Liabilities exceeds $3,000,000.

                                    ARTICLE 8

                              AFFIRMATIVE COVENANTS

                  Until the payment by the Company of all principal of and interest on the Note and all other amounts due at the time of payment of such principal and interest to Purchasers under this Agreement and the other Transaction Documents, including, without limitation, all fees, expenses and amounts due at such time in respect of indemnity obligations under Article 7, and for so long as any shares of WEP Preferred Shares are outstanding, the LLC and the Company hereby covenant and agree with the Purchasers as follows:

                  8.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that monthly financial statements are not required to have footnote disclosures). The Company shall deliver to the Purchasers each of the financial statements and other reports described below:

                      (a) Monthly and Quarterly Financial. As soon as available and in any event within thirty (30) days after the end of each month, the Company shall deliver (i) the consolidated and consolidating balance sheets of the Company and its Subsidiaries, as at the end of such month and the related consolidated and consolidating statements of income, Stockholders equity and cash flow for such month and for the period from the beginning of the then current fiscal year of the Company to the end of such month (and, with respect to financial statements delivered for months that are also the last month of any fiscal quarter, accompanied by the related consolidated and consolidating statements of income, Stockholders equity and cash flow for such fiscal quarter) and (ii) a schedule of the outstanding Indebtedness for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

                      (b) Year-End Financial. As soon as available and in any event within ninety (90) days after the end of the fiscal year of the Company, the Company shall deliver (i) the audited consolidated and Company prepared consolidating balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income, Stockholders equity and cash flow for such fiscal year, (ii) a schedule of the outstanding Indebtedness for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan, and (iii) a report with respect to the financial statements from KPMG Peat Marwick, LLP or another "Big Six" firm of certified public accountants selected by the Company and reasonably acceptable to the Purchasers, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "STATEMENT") entitled "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement), other than with respect to qualifications regarding changes in accounting policies. Together with each delivery of financial statements of the Companies and their Subsidiaries pursuant to this subsection 8.1(b), the Company shall deliver to the Purchasers a copy of a letter from the Company to such accounting firm, which letter shall have been delivered to such accounting firm prior to its delivery of such financial statements, stating that an intent of the Company in engaging the accounting firm's professional services to prepare the audit report relating to such financial statements was to benefit and influence the Purchasers and their successors or assigns. Such letter shall state that the Purchasers intend to rely on the audit report and the accounting firm's professional services provided to the Companies and their Subsidiaries.

                        (c) Company's Compliance Certificate. Together with each delivery of quarterly and annual financial statements of the Company and its Subsidiaries pursuant to Sections 8.1(a) and 8.1(b) above, the Company shall deliver or cause to be delivered a fully and properly completed compliance certificate (in substantially the form attached hereto as Exhibit H and referred to as a "COMPLIANCE CERTIFICATE") signed by the chief executive officer or chief financial officer of the Company.

                        (d) Accountants' Reports. Promptly upon receipt thereof, the Company shall deliver copies of all significant reports submitted by the Company's firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to managements in connection with their services.

                        (e) Management Reports. Together with each delivery of financial statements of the Company and its Subsidiaries pursuant to subsections 8.1(a) and 8.1(b), the Company will deliver a management report (i) describing the operations and financial condition of the Company and its Subsidiaries for the month then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financial), (ii) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent projections for the current fiscal year delivered pursuant to subsection 8.1(f) and (iii) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of the Company to the effect that such information fairly presents the results of operations and financial condition of the Company and its Subsidiaries as at the dates and for the periods indicated.

                        (f) Projections. On or before December 31, 1997, the Company shall prepare and deliver to the Purchasers projections of the Company and its Subsidiaries for the three-month period ending on March 31, 1998, on a month-to-month basis. On or before the earlier of (i) the first Board of Directors meeting of the Company held in March 1998 and (ii) March 31, 1998, the Company shall prepare and deliver to the Purchasers projections of the Company and its Subsidiaries for the next succeeding fiscal year, on a month-to-month basis, and for the following two (2) fiscal years on a quarter-to-quarter basis. Thereafter, no earlier than sixty (60) days prior nor later than thirty (30) days prior to the end of each fiscal year beginning with the fiscal year ending on March 31, 1999, the Company shall prepare and deliver to the Purchasers projections of the Company and its Subsidiaries for the next succeeding fiscal year, on a month-to-month basis and for the following two (2) fiscal years on a quarter-to-quarter basis; provided, however, that if a meeting of the Board of Directors shall have been duly called to be held on a day that is within the thirty (30) day period prior to the end of such fiscal year, such projections shall be prepared and delivered no earlier than sixty (60) days prior to the end of such fiscal year nor later than the first such meeting of the Board of Directors.

                        (g) SEC Filings and Press Releases. Promptly upon their becoming available, the Company shall deliver copies of (i) all financial statements, reports, notices and proxy statements sent or made available by the Company or any of its Subsidiaries to their security holders, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (iii) all press releases and other statements made available by the Company or any of its Subsidiaries to the public concerning material developments in the business the Company or any of its Subsidiaries.

                        (h) Events of Default, Etc. Promptly upon any officer of the Company obtaining knowledge of any of the following events or conditions, the Company shall deliver copies of all notices given or received by the Company or any of its Subsidiaries with respect to any such event of condition and a certificate of the Company's chief executive officer specifying the nature and period of existence of such event or condition and what action the Company has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes an Event of Default; (ii) any notice that any Person has given to the Company or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition in any other agreement to which the Company or any of its Subsidiaries is a party; or (iii) any event or condition that could reasonably be expected to result in any material adverse effect on the Condition of the Company.

                        (i) Litigation. Promptly upon any officer of the Company obtaining knowledge of (i) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries not previously disclosed by the Company to the Purchasers or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries which, in each case (i.e. clause (i) and (ii)), is reasonably likely to have a material adverse effect on the Condition of the Company, the Company will promptly give notice thereof to the Purchasers and provide such other information as may be reasonably available to them to enable the Purchasers and their respective counsel to evaluate such matter.

                       (j) Subsidiaries. Not less than fifteen (15) days prior to creating a Subsidiary or acquiring the stock of a Person, such that such Person will become a Subsidiary, the Company shall notify the Purchasers of the Company's or any of its Subsidiary's intention to create such Subsidiary or acquire such stock, and following such notice, such Subsidiary will not be created or acquired until the Company has caused such Subsidiary to execute a joinder to this Agreement, the Note and the other Transaction Documents (other than the Merger Transaction Documents and the Senior Credit Facility Documents) in form and substance satisfactory to the Purchasers, or the Guaranty.

                       (k) Supplemented Schedules; Notice of Corporate
Changes. Within ninety (90) days after the end of the fiscal year of the Company, the Company shall supplement in writing and deliver to the Purchasers revisions of Schedules 5.6, 5.7, 5.16, 5.18, 5.19(a), 5.21, 5.22, 5.23, 5.24,
5.25, 5.27, 5.29, 5.30, 5.31 and 9.13 annexed to this Agreement to the extent necessary to disclose new or changed facts or circumstances after the Closing Date; provided that subsequent disclosures shall not constitute a cure or waiver of any Event of Default resulting from the matters disclosed. The Company shall provide prompt written notice to the Purchasers of (i) all jurisdictions in which the Company or any of its Subsidiaries becomes qualified after the Closing Date to transact business, and (ii) any material change after the Closing Date in the authorized and issued capital stock or other equity interests of the Company or any of its Subsidiaries or any other material amendment to their charter, by-laws or other organization documents, such notice, in each case, to identify the applicable jurisdictions or capital structures, as applicable.

                       (l) No Defaults. The Company shall deliver to the Purchasers concurrently with the delivery of the financial statements referred to in Section 8.1(b), a certificate of the Company's Chief Financial Officer stating that to his or her knowledge no Event of Default shall have occurred during the period covered thereby, except as specified in such certificate.

                       (m) Other Information. With reasonable promptness, the Company shall deliver such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably required by the Purchasers.

                  8.2 PRESERVATION OF CORPORATE EXISTENCE. The Company shall, and shall cause each of its Subsidiaries to:

                       (a) preserve and maintain in full force and effect its corporate existence, except as otherwise permitted by Section 9.1;

                       (b) conduct its business in accordance with sound business practices, keep its properties in good working order and condition (normal wear and tear excepted), and from time to time make all needed repairs to, renewals of or replacements of its properties (except to the extent that any of such properties are obsolete or are being replaced) so that the efficiency of its business operations shall be fully maintained and preserved; and

                           (c) file or cause to be filed in a timely manner all
reports, applications, estimates and licenses that shall be required by a Governmental Authority.

                  8.3 PAYMENT OF OBLIGATIONS. The Company shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including without limitation:

                      (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

                      (b) all lawful claims which the Company, and each of its Subsidiaries is obligated to pay, which are due and which, if unpaid, might by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

                      (c) all payments of principal, interest and other amounts when due on Indebtedness, except with respect to trade payables which may be paid in the ordinary course of business, consistent with past practices.

                  8.4 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law (including all applicable Environmental Laws) and with the directions of any Governmental Authority having jurisdiction over them or their business or property (including all applicable Environmental Laws).

                  8.5 RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance or delivery upon exercise of the Warrant and the Management Options, the maximum number of shares of Common Stock that may be issuable or deliverable upon such exercise (the "EXERCISABLE SHARES"). The Exercisable Shares shall, when issued or delivered in accordance with the Warrant or the Management Options, as the case may be, be duly and validly issued and fully paid and non-assessable. The Company shall issue such capital stock in accordance with the provisions of the Warrant or the Management Options with respect to the Common Stock, as the case may be, and shall otherwise comply, in each case, with the terms thereof.

                  8.6 INSPECTION. The Company will permit, and will cause each of its Subsidiaries to permit, representatives of the Purchasers to visit and inspect any of their properties, to examine their corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice.

                  8.7 PAYMENT OF NOTE. The Company shall pay the principal of, interest on and other amounts due in respect of, the Note on the dates and in the manner provided in the Note.

                  8.8 INSURANCE. The Company and its Subsidiaries shall maintain or cause to be maintained in good repair, working order and condition all material properties used in their respective businesses and will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Company and its Subsidiaries will maintain or cause to be maintained with financially sound and reputable insurers that have a rating of "A" or better as established by Best's Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use), public liability and property damage insurance with respect to their respective businesses and properties against loss or damage of the kinds customarily carried or maintained by companies of established reputation engaged in similar businesses and in amounts acceptable to Purchasers and will deliver evidence thereof to Purchasers. Without limiting the foregoing, the Company and its Subsidiaries will establish no later than two (2) months after the Closing Date and maintain at all times thereafter (a) business interruption insurance in an amount reasonably satisfactory to the Whitney Funds, and (b) directors' and officers' liability insurance coverage for each of the members of the Boards of Directors of the Company and its Subsidiaries, and the Managers of the LLC, in each case in amounts reasonably satisfactory to the Whitney Funds; provided, however, that the Company shall not be obligated to purchase such insurance in the event that reasonable terms and pricing are not commercially available.

                  8.9 BOOKS AND RECORDS. The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

                  8.10 USE OF PROCEEDS. The Company shall use the proceeds of the sale of Securities hereunder only as follows: (i) for the payment of fees and expenses in connection with the transactions contemplated hereunder and in the other Transaction Documents, (ii) in connection with the Aqua-Chem Merger, and (iii) for general corporate purposes.

                  8.11 BOARD NOMINEES.

                       (a) The Company shall maintain a six-member Board of Directors, and the Company shall use its best efforts to have (i) two nominees designated by Whitney (or the Whitney Funds) elected to the Company's Board of Directors, (ii) two nominees designated by Management elected to the Company's Board of Directors, (iii) two "independent" nominees who are agreeable to each of Whitney (or the Whitney Funds) and Management elected to the Company's Board of Directors, and (v) two nominees of Whitney (or the Whitney Funds) elected to each of the

Company's audit committee and compensation committee, in each case one of which shall be elected as Chairman of such committee; provided, however, that if there is a breach of any provision of any Transaction Document, at the option of Whitney (or the Whitney Funds) the size of the Board of Directors of the Company shall be increased to nine, and the Company shall use its best efforts to have three additional nominees designated by Whitney (or the Whitney Funds) elected to the Board of Directors of the Company. All such directors shall hold office until their respective successors shall have been elected and shall have qualified. The Company shall provide to such directors the same information concerning the Company and its Subsidiaries, and access thereto, provided to other members of the Company's Board of Directors. The reasonable travel expenses incurred by any such director or manager in attending any such meetings shall be reimbursed by the Company to the extent consistent with the Company's then existing policy of reimbursing directors generally for such expenses.

                       (b) In the event that Whitney (or the Whitney Funds) shall not have a designee serving on the Board of Directors of the Company for any reason, the Company shall give Whitney and the Whitney Funds notice of (in the same manner as notice is given to directors), and permit one Person designated by Whitney (or the Whitney Funds) to attend as observer, all meetings of the Company's Board of Directors and all executive and other committee meetings of the Board of Directors and shall provide to Whitney and the Whitney Funds the same information concerning the Company and its Subsidiaries, and access thereto, provided to members of the Company's Board of Directors. The reasonable travel expenses incurred by any such designee of Whitney (or the Whitney Funds) in attending any board or committee meetings shall be reimbursed by the Company to the extent consistent with the Company's then existing policy of reimbursing directors generally for such expenses.

                  8.12 GRANTING OF MANAGEMENT OPTIONS. The Company may grant no more than 61,919 Management Options. If the Management Options are granted, the Company shall grant the Management Options at an exercise price equal to at least the per share fair market value of the Common Stock (as determined by the Company's Board of Directors) at the time of such grant or grants, as the case may be.

                  8.13 WHITNEY DIRECTOR'S INDEMNIFICATION. The Company shall indemnify the members of the Board of Directors of the Company designated by Whitney (or the Whitney Funds) to the fullest extent permitted by applicable law. The Company shall enter into indemnification agreements in form and substance reasonably satisfactory to Whitney.

                  8.14 TITLE INSURANCE. The Company shall, within ninety (90) days of the Closing Date, with respect to the properties described in clauses
(i) and (ii) below, and one hundred eighty (180) days of the Closing Date, with respect to the property described in clause (iii) below, deliver, or cause to be delivered, to the Purchasers, title insurance policies issued by First American Title Insurance Company, or such other title insurance company reasonably satisfactory to the Purchasers for the properties located at (i) 161 Lorne Avenue, Stratford, Ontario, Canada, (ii) Lehman Street, Lebanon, Pennsylvania (the "Lebanon Property"), and (iii) Poniente 148 No. 973, Col. Industrial

Vallejo, Mexico City 02300, D.F., Mexico, insuring good and marketable title to each such property in the name of the Company or the Subsidiary represented to the Purchasers to be the owner of such property, which title policies shall contain such endorsements as the Purchasers may reasonably request, and which shall be subject only to the mortgage liens in connection with the Senior Credit Facility and such other exceptions to coverage that do not render title unmarketable, do not prevent or restrict the use of such properties for each of their respective current uses, and are otherwise approved by the Purchasers, such approval not to be unreasonably withheld or delayed.

                  8.15 LANDLORD CONSENTS. The Company shall, within ninety (90) days of the Closing Date, deliver or cause to be delivered, to the Purchasers, consents to the assignment by operation of law of the leases for the following two premises in connection with the Aqua-Chem Merger: (a) the company's headquarters, located at 7800 N. 113th Street, Milwaukee, Wisconsin 53224, and
(b) 1851 D. Howard Street, Elk Grove Village, Illinois 60007.

                  8.16 COOK COUNTY JUDGMENT Within forty five days after the closing date, the Company will resolve all issues relating to the Cook County Judgment referenced on Schedule 5.27 to the satisfaction of the Purchasers.

                                    ARTICLE 9

                               NEGATIVE COVENANTS

                  Until the payment by the Company of all principal of and interest on the Note and all other amounts due at the time of payment of such principal and interest to the Purchasers under this Agreement and the other Transaction Documents, including, without limitation, all fees, expenses and amounts due at such time in respect of indemnity obligations under Article 7, the Company hereby covenants and agrees with the Purchasers as follows:

                  9.1 FUNDAMENTAL CHANGES; CONSOLIDATIONS, MERGERS AND ACQUISITIONS. The Company shall not, and shall not permit any of its Subsidiaries directly or indirectly to: (a) amend, modify or waive any term or provision of its certificate of incorporation, by-laws or other organization or governing agreements and documents, unless required by law; (b) enter into any transaction of merger or consolidation; (c) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person, other than Permitted Acquisitions.

                  9.2 TRANSACTIONS WITH AFFILIATES. Except in the ordinary course of business and consistent with past practices, the Company shall not, and shall not permit any of its Subsidiaries to, (a) enter into any transaction or agreement with, or make any payment (other than pursuant to agreements existing on the date hereof or subsequently approved by the Purchasers) to, any Affiliate, (b) amend or terminate any existing agreement with any Affiliate, (c) purchase from or provide to an Affiliate any selling, general, management or administrative services, (d) directly or indirectly make any sales to or purchases from an Affiliate or (e) increase the compensation being paid to an Affiliate.

                  9.3 NO INCONSISTENT AGREEMENTS. Other than with respect to the Senior Credit Facility, including without limitation the Senior Credit Facility Transaction Documents, none of the Company nor any of its Subsidiaries shall enter into any Contractual Obligation or enter into any amendment or other modification to any currently existing Contractual Obligation of the Company, or any of their Subsidiaries, which by its terms restricts or prohibits the ability of the Company to pay the principal of or interest on the Note or to fully satisfy all of the obligations under the Transaction Documents of the Company. Subject to the Subordination Agreement, none of the Company nor any of its Subsidiaries shall amend or modify any Senior Credit Facility Transaction Document if such amendment or modification would materially adversely effect either the Purchasers or the Condition of the Company.

                  9.4 LIMITATION ON INDEBTEDNESS. The Company shall not, and shall not cause, suffer or permit any of its Subsidiaries to, directly or indirectly, collectively and in the aggregate, issue, assume or otherwise incur any Indebtedness, other than:

                  (a) Indebtedness created under the Transaction Documents (other than the Senior Credit Facility Transaction Documents and the Merger Transaction Documents);

                  (b) Senior Indebtedness, up to an aggregate outstanding principal amount of $70,000,000; (less escrowed amounts with respect to the Thomasville IRBs and the Monroe IRBs)

                  (c) Indebtedness listed on Schedule 5.27;

                  (d) Non-current liabilities for post-employment healthcare and other insurance benefits;

                  (e) Trade payables, accrued expenses and payment and performance bonds, in each case arising in the ordinary course of business;

                  (f) Indebtedness secured by a Lien permitted under Section
9.5;

                  (g) Indebtedness between and/or among the Company and its Subsidiaries; provided that the obligations of such Indebtedness shall:

                      (i) be subordinated in right of payment to all Indebtedness under the Note and this Agreement from and after such time as any portion of the Indebtedness under the Note and this Agreement shall become due and payable (whether at stated maturity, by acceleration or otherwise); and

                           (ii) have such other terms and provisions as the Purchasers may reasonably require;

                  (h) Subject to the terms and conditions of the Subordination Agreement, refinancings, refundings or extensions of the foregoing; provided, that any such refinancings, refundings or extensions shall not:

                      (i) exceed the principal amount permitted under Sections 9.4(b), 9.4(c) hereof;

                      (ii) shorten the maturity (or weighted average life to maturity) of such Indebtedness or convert a revolving credit facility into a facility which provides for the amortization of principal;

                      (iii) increase the interest rate applicable to such Indebtedness;

                      (iv) upon the occurrence and during the continuance of an Event of Default, cause any covenants or undertakings (whether affirmative or negative) of the Company or its Subsidiaries in respect of such Indebtedness to be more restrictive than such covenants or undertakings had been prior to such refinancing, refunding or extension;

                      (v) facilitate the exercise or enforcement of any remedies of any obligee of such Indebtedness in respect of any default or event of default thereunder;

                      (vi) materially and adversely affect any obligations under the Transaction Documents to Purchasers; or

                      (vii) result in any amendments or modifications of any of the subordination provisions applicable to such Indebtedness;

                  (i) Indebtedness in an aggregate amount not to exceed $750,000 at any one time outstanding evidenced by notes of the Company issued to former officers and employees of the Company;

                  (j) An unsecured overdraft line of credit or similar credit arrangement maintained by the Company in the ordinary course of business with a bank or other financial institution in Canada, in an amount not to exceed $500,000 (the "Canadian Overdraft LOC");

                  (k) Indebtedness assumed in connection with Permitted Acquisitions, provided that such Indebtedness was not entered into, extended or renewed in contemplation of such acquisition (including Indebtedness secured by Liens permitted by 9.5(e)), provided that the aggregate amount of all such Indebtedness shall not exceed $1,500,000 at any one time outstanding; and

                  (l) Additional Indebtedness not exceeding $250,000 in the aggregate principal amount at any one time outstanding.

                  9.5 LIMITATION ON LIENS. The LLC and the Company will not, nor will either permit any of its respective Subsidiaries, directly or indirectly, to create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument with respect to goods or accounts receivable) of the Company or its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances. "PERMITTED ENCUMBRANCES" means the following:

                  (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or which are being contested in good faith with a reserve or other appropriate provision having been made thereof;

                  (b) Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith; provided that a reserve or other appropriate provision shall have been made therefor and the aggregate amount of such Liens is less than $250,000;

                  (c) Deposits in an aggregate amount not to exceed $1,500,000 made in the ordinary course of business to secure liability to insurance carriers in respect of workers' compensation insurance and other commercial insurance;

                  (d) Liens for purchase money obligations to acquire assets; provided that:

                      (i) such Lien attaches to such asset concurrently with or within 10 days after the acquisition thereof;

                      (ii) does not exceed the purchase price of such asset;

                      (iii) the Indebtedness secured by all such Liens, shall not exceed $1,000,000; and

                      (iv) any such Lien encumbers only the asset so purchased;

                  (e) Any attachment or judgment Lien not constituting an Event of Default;

                  (f) Leases or subleases granted to others not interfering in any material respect with the business of the Company or its Subsidiaries;

                  (g) Easements, rights of way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (h) Liens existing on the date hereof (including, without limitation, Liens under the Senior Credit Facility Transaction Documents) and renewals and extensions thereof, which Liens are set forth on Schedule 5.27;

                  (i) Deposits to secure (i) the performance of bids, trade contracts (other than for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature in an amount not to exceed $5,000,000 at any one time, or (iii) the performance of leases permitted hereunder, in each case incurred on terms, in amounts and otherwise in ordinary course of business; and

                  (j) Any Liens securing Indebtedness assumed pursuant to a Permitted Acquisition, provided that such a Lien is limited to the property so acquired, and was not entered into, extended or renewed in contemplation of such acquisition.

                  9.6 DISPOSITIONS OF ASSETS. The Company will not, nor will it permit any of its Subsidiaries, directly or indirectly, to: convey, sell (pursuant to a sale/leaseback or otherwise), lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of transactions, any of its property, business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired, except for:

                  (a) inventory leased or sold in the ordinary course of business;

                  (b) obsolete or worn out property, property no longer useful in the conduct of Company's or any Subsidiary's business or property from closed offices, in each case disposed of in the ordinary course of business; and

                  (c) the lease or sale of the assets remaining at the Lebanon Property for approximately $1,500,000, (ii) the sale of the John Deere line of business located at the Company's Monroe, Wisconsin facility for approximately $2,000,000, (iii) Asset Dispositions in which the sales price is at least the fair market value of the assets sold and the aggregate amount of such Asset Dispositions is less than One Million Five Hundred Thousand Dollars ($1,500,000) in any fiscal year, and (iv) other Asset Dispositions approved by the Purchasers.

                  9.7 LIMITATIONS ON RESTRICTED PAYMENTS. The Company shall not, and shall not permit any of its Subsidiaries to declare, or make any Restricted Payment, except: (a) as expressly permitted under the Transaction Documents, (b) with respect to the Series C Preferred Stock, (c) that the Company's Subsidiaries may make distributions and pay dividends to the Company, and (d) so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, the Company may redeem stock of former officers and employees of the Company.

                  9.8 FINANCIAL COVENANTS. The Company covenants and agrees that until payment in full of all Indebtedness hereunder and under the Note, the Company shall comply with and shall cause each of its Subsidiaries to comply with all covenants in this Section 9.8 applicable to such Person.

                  (a) Interest Coverage. The Company shall not permit Interest Coverage for any twelve (12) month period ending on the last day of each fiscal quarter during any of the periods set forth below to be less than the ratio set forth below for such period:


                                    Period                                      Ratio
                                    ------                                      -----
         Closing Date to and including December 31, 1997                      2.50:1.00
         January 1, 1998 to and including December 31, 1999                   2.25:1.00
         January 1, 2000 to and including December 31, 2000                   3.00:1.00
         January 1, 2001 and thereafter                                       3.25:1.00


"INTEREST COVERAGE" will be calculated as illustrated on Exhibit E hereto.

                  (b) Fixed Charge Coverage. The Company shall not permit Fixed Charge Coverage for any twelve (12) month period ending on the last day of each fiscal quarter from and after the Closing Date to be less than 1.00:1.00.

"FIXED CHARGE COVERAGE" will be calculated as illustrated on Exhibit E hereto.

                  (c) Total Funded Indebtedness Leverage Test. The Company shall not permit the ratio of Total Funded Indebtedness as of the last day of any fiscal quarter during any of the periods set forth below to EBITDA for the twelve (12) month period ending on the last day of such fiscal quarter to be greater than the ratio set forth below for such period:


                                    Period                                      Ratio
                                    ------                                      -----
         Closing Date to and including June 30, 1998                          5.00:1.00
         July 1, 1998 to and including December 31, 1999                      4.50:1.00
         January 1, 2000 and thereafter                                       3.75:1.00

                  (d) Capital Expenditures. The Company shall not permit Capital Expenditures (as defined in Exhibit E hereto) in any fiscal year to exceed the amounts set forth below for each corresponding period:


                           Period                                           Amount
                           ------                                           ------
         Fiscal year ending March 31, 1998                                $5,500,000
         All fiscal years ending after March 31, 1998                     $4,000,000

To the extent that Capital Expenditures in any fiscal year are less than the applicable amounts set forth above, the difference may be carried over and used in the next immediately succeeding fiscal year (in addition to the applicable Capital Expenditure amount for such fiscal year), provided that there shall be no carry-over of such unused amount in any subsequent fiscal year, and provided further that for purposes of calculating the amount which may be carried over, all Capital Expenditures shall be first applied to the Capital Expenditure amount set forth above for the fiscal year in question (and if there are excess expenditures, then and only then to the carry-over amount from the immediately preceding fiscal year, if any).

                  (e) Minimum Tangible Net Worth Test. The Adjusted Tangible Net Worth at the end of each fiscal quarter shall be equal to or greater than the Base Tangible Net Worth amount for such fiscal quarter. Adjusted Tangible Net Worth shall mean, as of the date in question, Tangible Net Worth as of such date plus an amount equal to the aggregate outstanding principal amount of the Note as of such date. Base Tangible Net Worth shall mean (A) $16,800,000, plus (B) (on a cumulative basis) for each fiscal quarter, the sum of (I) fifty percent (50%) of Net Income (if positive) earned in each fiscal quarter commencing after the Closing Date and (II) one hundred percent (100%) of the cash proceeds of the issuance of any and all shares, share capital, interests, participations, warrants, options or other equivalents (however designated) if capital stock of a corporation and any and all equivalent ownership interests of a Person other than a corporation.

                  9.9 EMPLOYEE BENEFIT PLANS. The Company shall not, and shall not permit any of its Subsidiaries or any ERISA Affiliate, without the prior approval of the Purchasers, (a) to establish or contribute to any employee benefit plan (within the meaning of Section 3(3) of ERISA) or other employee benefit arrangement which (i) is subject to Title IV of ERISA or is otherwise a Defined Benefit Plan, Multiemployer Plan or multiple employer plan (within the meaning of Section 413(c) of the Code); or (ii) provides post-retirement welfare benefits or "parachute payments" (within the meaning of Section 280G(b) of the Code); or (b) to amend any Plan if the effect of such amendment would cause such Plan to be a plan or arrangement described in clause (a)(i) hereof or to provide any of the benefits described in clause (a)(ii) hereof.

                  9.10 LIMITATION ON BUSINESS OF THE COMPANY. Neither the Company nor any of its Subsidiaries shall engage in any business or transaction other than the business in which it or any of its Subsidiaries is currently engaged and the transactions contemplated by, or permitted under, the Transaction Documents.

                  9.11 INVESTMENTS. Except in the ordinary course of business and consistent with past practices, the Company shall not, and it shall not permit any of its respective Subsidiaries, directly or indirectly, to make or own any Investment in any Person except: (a) Permitted Investments; (b) they may make intercompany loans and investments to the extent permitted under Sections
9.2 or 9.4; and (c) they may make loans and advances to employees for moving, relocation entertainment, travel and other similar expenses in the ordinary course of business not to exceed $500,000 in the aggregate at any time outstanding.

                  9.12 CONTINGENT OBLIGATIONS. The Company shall not, nor shall it permit any of its Subsidiaries directly or indirectly to create or become or be liable with respect to any Contingent Obligation except those; (a) resulting from endorsements of negotiable instruments for collection in the ordinary course of business; (b) arising under the Transaction Documents; (c) arising with respect to customary indemnification and purchase price adjustment obligations incurred in connection with any Asset Dispositions; (d) incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and similar obligations not exceeding any time outstanding $5,000,000 in aggregate liability; (e) incurred with respect to any Indebtedness permitted pursuant to Section 9.4 hereof; (f) not permitted by clauses (a) through (f) above so long as any such Contingent Obligations, in the aggregate at any time outstanding do not exceed $50,000.

                  9.13 MANAGEMENT FEES AND COMPENSATION. The Company shall not, nor shall it permit any of its Subsidiaries, directly or indirectly, to pay any management, consulting or similar fees to any Affiliate or to any director, officer or employee of the Company or any of its Subsidiaries except reasonable director's fees and expenses and except as set forth on Schedule 9.13. Notwithstanding the foregoing, no payments may be made with respect to any items set forth on Schedule 9.13 upon the incurrence and during the continuation of an Event of Default.

                  9.14 FISCAL YEAR. The Company and its Subsidiaries shall not change their fiscal year without the prior consent of the Purchasers.

                  9.15 PRESS RELEASE; PUBLIC OFFERING MATERIALS. The Company shall not, nor shall the Company permit any of its Subsidiaries to, disclose a name of either the Purchasers or any of their respective Affiliates in any press release or in any prospectus, proxy statement or other materials filed with the governmental entity relating to a public offering of the capital stock or other equity interest of the Company or any of its Subsidiaries without such Purchaser's or such Affiliate's prior written consent which shall not be unreasonably withheld.

                  9.16 SUBSIDIARIES. Except as permitted in Section 8.1(j), the Company shall not, nor shall any of the Subsidiaries be permitted to, directly or indirectly, to establish, create or acquire any new Subsidiary.

                  9.17 NO NEGATIVE PLEDGES. Except pursuant to the Senior Credit Facility Transaction Documents and the Canadian Overdraft LOC, the Company will not and will not permit any of its Subsidiaries directly or indirectly to enter into or assume any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

                  9.18 NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO THE COMPANY. Except pursuant to the Senior Credit Facility Transaction Documents and except as otherwise provided herein, the Company will not and will not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Company or any such Subsidiary to:
(a) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by the Company or any Subsidiary; (b) subject to subordination provisions for the benefit of Purchasers, pay any Indebtedness owed to the Company or any other Subsidiary; (c) make loans or advances to the Company or any other Subsidiary; or (d) transfer any of its property or assets to the Company or any other Subsidiary.

                  9.19 BANK ACCOUNTS. The Company will not and will not permit any of its Subsidiaries to establish any new bank accounts without prior telephonic or written notice to the Purchasers, which notice, if telephonic, shall be followed by written confirmation.

                                   ARTICLE 10

                                   PREPAYMENT

                  10.1 OPTIONAL PREPAYMENT. The Company may prepay outstanding principal (together with accrued interest) on the Note at any time without penalty.

                  10.2 MANDATORY PREPAYMENT. Subject to Section 7 of the Note, the Company shall prepay outstanding principal (together with accrued interest) on the Note in accordance with the "MANDATORY PREPAYMENT" provisions set forth in Section 3 of the Note.

                                   ARTICLE 11

                                  MISCELLANEOUS

                  11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchasers, acceptance of the Securities and payment therefor, or termination of this Agreement.

                  11.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                           (a)      if to WSDF:

                                    Whitney Subordinated Debt Fund, L.P.
                                    177 Broad Street
                                    Stamford, Connecticut  06901
                                    Telecopier No.: (203) 973-1422
                                    Attention: Mr. James H. Fordyce
                                               Mr. Daniel J. O'Brien
                                    with a copy to:

                                    Morrison Cohen Singer & Weinstein, LLP
                                    750 Lexington Avenue
                                    New York, New York  10022
                                    Telecopier No.: (212) 735-8708
                                    Attention: David A. Scherl, Esq.

                           (b)      if to WEP:

                                    Whitney Equity Partners, L.P.
                                    177 Broad Street
                                    Stamford, Connecticut  06901
                                    Telecopier No.: (203) 973-1422
                                    Attention: Mr. James H. Fordyce
                                               Mr. Daniel J. O'Brien

                                    with a copy to:

                                    Morrison Cohen Singer & Weinstein, LLP
                                    750 Lexington Avenue
                                    New York, New York  10022
                                    Telecopier No.: (212) 735-8708
                                    Attention: David A. Scherl, Esq.

                           (c)      if to the LLC, the Company or CB-Kramer:

                                    c/o Aqua-Chem, Inc.
                                    7800 No. 113th Street
                                    Milwaukee, Wisconsin 53224
                                    Telecopier: (414) 577-2723
                                    Attention: Mr. Jeffrey A. Miller

                                    with a copy to:

                                    Whyte Hirschboeck Dudek S.C.
                                    Suite 2100
                                    111 East Wisconsin Avenue
                                    Milwaukee, Wisconsin 53202
                                    Telecopier: (414) 273-1439
                                    Attention: James A. Feddersen, Esq.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

                  11.3 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms of the Operating Agreement and the Stockholders' and Members' Agreement, the Purchasers may assign any of their respective rights under any of the Transaction Documents to any Person and any holder of the Note, the Membership Units, the Shares, the Warrant or the Common Stock issuable upon exercise of the Warrant may assign the Note, the Membership Units, the Shares, the Warrant or the Common Stock issuable upon exercise of the Warrant to any Person. The Company may not assign any of its rights under this Agreement without the prior written consent of the Purchasers. Except as provided in Article 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Documents.

                  11.4 AMENDMENT AND WAIVER.

                           (a) No failure or delay on the part of any of the
parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                           (b) Any amendment, supplement or modification of or
to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all of the parties hereto, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                  11.5 SIGNATURES; COUNTERPARTS. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  11.6 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  11.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

                  11.8 DETERMINATIONS, REQUEST OR CONSENTS. All determinations, requests, consents, waivers or amendments to be made by the Purchasers in their respective opinions or judgments or with their approval or otherwise pursuant to the Transaction Documents shall be made (i) with respect to the WSDF Note, by the holder of the WSDF Note, (ii) with respect to the WSDF Warrant, by the holder of the WSDF Warrant, and (iii) with respect to the WEP Units, by the holder(s) of the WEP Units.

                  11.9 JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT THE ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE, THE MEMBERSHIP UNITS, THE SHARES, THE WARRANT OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT THE SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 11.2, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

                  11.10 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  11.11 RULES OF CONSTRUCTION. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

                  11.12 ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

                  11.13 CERTAIN EXPENSES. The Company will pay all expenses of the Purchasers (including fees, charges and disbursements of counsel) in connection with any amendment, supplement, modification or waiver of or to any provision of this Agreement (including, without limitation, a response to a request by the Company for the Purchasers' consent to any action otherwise prohibited hereunder), the Operating Agreement, the Note, the Warrant or any other Transaction Document, or consent to any departure by the Company from, the terms of any provision of this Agreement, the Operating Agreement, the Note, the Warrant or any other Transaction Document.

                  11.14 PUBLICITY. Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other party hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

                  11.15 FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  11.16 OBLIGATIONS OF THE PURCHASERS. Each Purchaser's obligation and the obligations of the Company hereunder are subject to the execution and delivery of this Agreement by the other Purchasers. The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts of any other Purchaser.








                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                   RUSH CREEK LLC


                                   By:      /s/ J. Scott Barton
                                      --------------------------------------
                                            Name: J. Scott Barton
                                            Title: Manager


                                   AQUA-CHEM, INC.



                                   By: /s/ J. Scott Barton
                                      --------------------------------------
                                            Name: J. Scott Barton
                                            Title: VP


                                   CB-KRAMER SALES AND SERVICE, INC.


                                   By: /s/ J. Scott Barton
                                      --------------------------------------
                                            Name: J. Scott Barton
                                            Title: VP


                                   WHITNEY SUBORDINATED DEBT FUND, L.P.


                                   By: /s/ James H. Fordyce
                                      --------------------------------------
                                            Name: James H. Fordyce
                                            A General Partner


                                   WHITNEY EQUITY PARTNERS, L.P.

                                   By: J.H. Whitney Equity Partners LLC,

                                            Its General Partner

                                   By: /s/ James H. Fordyce
                                      --------------------------------------
                                            Name: James H. Fordyce
                                            Title:   Attorney-in-Fact

[SIGNATURE PAGE TO AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT]

                                                                   EXHIBIT 10.17

                                  EXHIBIT E


                       Financial Covenant Calculations

1.      Calculation of INTEREST COVERAGE as set forth in Section 9.8(a).

EBITDA:

Net income (or loss) of the Company and its Subsidiaries,
for the period in question, on a consolidated basis determined in accordance with GAAP, but excluding: (a) the income (or
loss) of any Person (other than Subsidiaries of the Company)
in which the Company or any of its Subsidiaries has an ownership interest, unless received by the Company or its Subsidiaries in a cash distribution; and (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of the Company
or is merged into or consolidated with the Company.                $ __________


Plus:   Any provision for (or less any benefit from) income and
        franchise taxes included in the determination of net
        income                                                       __________



        Interest Expenses net of Interest Income, deducted in
        the determination of net income                              __________


        Depreciation deducted in the determination of net income     __________


        Amortization deducted in determining net income              __________

        Losses (or less gains) from Asset Dispositions or other
        non-cash items included in the determination of net income
        (excluding sales, expenses or losses related to current
        assets)                                                      __________

        Extraordinary losses (or less gains), as defined under GAAP, net of related tax effects included in the determination of
        net income                                                   __________

        Other expenses (as set forth in the Company's financial
        statements)                                                  __________

        Expenses of the transactions completed pursuant to the
        Transaction Documents included in the determination of net income provided that such expenses were included in the Pro
        Forma Balance Sheet, or disclosed in the notes thereto       __________

Less:   Other income                                                 __________


EBITDA                                                             $ __________

Interest Coverage:

Interest expenses, net of interest income, included in the
determination of net income of the Company and its Subsidiaries
on a consolidated basis                                            $ __________

Less:   Amortization of capitalized fees and expenses incurred
        with respect to the Transaction Documents included in
        interest expense                                             __________

                                                                   EXHIBIT 10.17


        Interest paid in kind (PIK) and included in interest
        expense                                                  _______________

INTEREST EXPENSES                                               $_______________

ACTUAL INTEREST COVERAGE (EBITDA DIVIDED BY INTEREST EXPENSES)   _______________

Required Interest Coverage                                       _______________

In Compliance                                                    _______________
                                                                     Yes/No
2. Calculation of FIXED CHARGE COVERAGE as set forth in Section 9.8(b).

FIXED CHARGES:

Interest Expenses                                               $_______________

Plus:   Any provision for (benefit from) income or
        franchise taxes included in the determination of
        net income                                               _______________

        Scheduled payments of principal with respect
        to all Indebtedness (including the principal
        portion of scheduled payments of Capital Lease
        Obligations) of the Company and its Subsidiaries
        on a consolidated basis                                  _______________


        All rental and lease expenses of the Company and
        its Subsidiaries on a consolidated basis                 _______________


FIXED CHARGES                                                   $_______________

OPERATING CASH FLOW:

EBITDA (calculated in accordance with Section 9.8(a)).          $_______________


Plus:   All rental and lease expenses of the Company and its
        Subsidiaries on a consolidated basis                     _______________


OPERATING CASH FLOW                                             $_______________

ACTUAL FIXED CHARGE COVERAGE (OPERATING CASH FLOW DIVIDED
BY FIXED CHARGES)                                                _______________


Required Fixed Charge Coverage                                   _______________

In Compliance                                                    _______________

                                                                     Yes/No

3. Calculation of Total Funded Indebtedness Leverage as set forth in Section 9.8(c).

TOTAL FUNDED INDEBTEDNESS:

Senior Indebtedness                                             $_______________

                                                                   EXHIBIT 10.17

Plus:  Subordinated Indebtedness (as defined in the WSDF Note)          _______

Less:  All reimbursement obligations in respect of letters of credit    _______

Total Funded Indebtedness                                              $_______

EBITDA (calculated in accordance with Item No. 1 of this Exhibit):     $_______


Actual Total Funded Indebtedness Leverage (Total Funded Indebtedness
divided by Adjusted Operating Cash Flow)                                _______

Required Total Funded Indebtedness Leverage                             _______

In Compliance                                                           _______
                                                                         Yes/No

4.  Calculation of Capital Expenditures

CAPITAL EXPENDITURES are defined as follows:


Amount capitalized as capital expenditures for the period in question, under GAAP, as property, plant, and equipment or similar fixed asset accounts
                                                                       $_______
Plus:   deposits made during such period in connection with
        property, plant, and equipment; less deposits of a prior
        period included above                                           _______

CAPITAL EXPENDITURES                                                    _______

Less:   Portion of Capital Expenditures financed under
        capital leases or other Indebtedness                            _______

UNFINANCED CAPITAL EXPENDITURES/ACTUAL CAPITAL EXPENDITURES (used in
calculation of Fixed Charge Coverage)                                  $_______


5.  Calculation of Minimum Tangible Net Worth

ACTUAL TANGIBLE NET WORTH                                               _______

REQUIRED MINIMUM TANGIBLE NET WORTH                                     _______

IN COMPLIANCE                                                           _______
                                                                        Yes/No